                        NATIONS SEPARATE ACCOUNT TRUST
                        Nations Small Company Portfolio
                               (the "Portfolio")

                      Supplement dated December 23, 2005
                     to the Prospectuses dated May 1, 2005

   The prospectuses for all share classes of the Portfolio are hereby supplemented to reflect the following:

  . The members of the Small and Mid Cap Growth Strategies Team are: Daniel Cole, Paul Berlinguet, Daniele Donahoe, Jon Michael Morgan and Clifford Siverd.

   The prospectuses for all share classes of the Portfolio are hereby also supplemented by replacing the professional biographies of the team members responsible for making the day-to-day investment decisions for the Portfolio with the following:

                   Length of Service with       Business Experience During
Portfolio Manager  Portfolio                    Past Five Years
-----------------  ---------------------------- ------------------------------
Daniel Cole        Columbia Small Cap Growth    Columbia Management -
                   Fund II since September 2001 Portfolio Manager since 2001

Paul Berlinguet    Columbia Small Cap Growth    Columbia Management -
                   Fund II since December 2005  Head of Small Cap Growth
                                                Team and Large Cap Growth
                                                Team since 2003
                                                John Hancock Funds - Head of
                                                Large-Mid Cap Equity
                                                Group and Portfolio Manager
                                                since 2001

Daniele Donahoe    Columbia Small Cap Growth    Columbia Management -
                   Fund II since December 2005  Associated since 2002
                                                Citigroup - Associate in
                                                Equity Research Department

Jon Michael Morgan Columbia Small Cap Growth    Columbia Management -
                   Fund II since December 2005  Associated since 2000

Clifford Siverd    Columbia Small Cap Growth    Columbia Management -
                   Fund II since December 2005  Associated since 2001

                        NATIONS SEPARATE ACCOUNT TRUST

                     NATIONS INTERNATIONAL VALUE PORTFOLIO

                         Supplement dated June 7, 2005
                       to Prospectuses dated May 1, 2005

   The prospectuses for Nations International Value Portfolio (the "Portfolio") are hereby supplemented to identify that at a meeting held on March 21, 2005, the Board of Trustees of Nations Separate Account Trust approved a Plan of Liquidation and Termination for the Portfolio (the "Plan"). The Portfolio is an underlying investment vehicle for certain variable annuity and/or variable life insurance separate accounts issued by participating insurance companies (each a "Participating Insurance Company" and collectively, the "Participating Insurance Companies"). It is anticipated that the Portfolio will liquidate on or about September 9, 2005. As soon as practicable after that date, any interestholders that hold interests on the liquidation date will receive their proportionate interest in the Portfolio's net assets. The owner of an annuity contract or insurance policy that formerly invested in the Portfolio should check with their Participating Insurance Company to determine whether their assets will be transferred into another specified fund designated by the Participating Insurance Company after the Portfolio distributes its net assets. Owners of annuity contracts and insurance policies invested in the Portfolio have the option of transferring into another fund or redeeming their shares prior to the Portfolio's liquidation date.

Nations Separate Account Trust

Prospectus -- May 1, 2005

Stock Portfolios

Nations Asset Allocation Portfolio
Nations Value Portfolio
Nations Marsico Growth Portfolio
Nations Marsico Focused Equities Portfolio
Nations Marsico MidCap Growth Portfolio
Nations Marsico 21st Century Portfolio
Nations Small Company Portfolio

International Stock Portfolios

Nations International Value Portfolio
Nations Marsico International Opportunities Portfolio

Corporate Bond Portfolio

Nations High Yield Bond Portfolio

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete.

Any representation to the contrary is a criminal offense.

                               Not FDIC Insured

                                May Lose Value

                               No Bank Guarantee

                                                             Nations Funds (TM)

An Overview of the Portfolios

Terms used in this prospectus

In this prospectus, we, us and our refer to the Nations Funds family (Nations Funds or Nations Funds Family). Some other important terms we've used may be new to you. These are printed in italics where they first appear in a section and are described in Terms used in this prospectus.

You'll find Terms used in this prospectus on page 84.

Your investment in these Portfolios is not a bank deposit and is not insured or guaranteed by Bank of America, N.A. (Bank of America), the Federal Deposit Insurance Corporation (FDIC) or any other government agency. Your investment may lose money.

Affiliates of Bank of America are paid for the services they provide to the Portfolios.

This booklet, which is called a prospectus, tells you about ten Nations Separate Account Trust Portfolios. The Portfolios are the underlying investment vehicles for certain variable annuity and/or variable life insurance separate accounts issued by leading life insurance companies. Please read it carefully, because it contains information that's designed to help you make informed investment decisions. Nations International Value Portfolio is no longer accepting new investments from current or prospective investors. Please see the Portfolio's description for more information.

About the Portfolios

Each Portfolio has a different investment focus:

  . Stock Portfolios invest primarily in equity securities of U.S. companies. Within the Stock Portfolios category is Nations Asset Allocation Portfolio. This Portfolio invests in a mix of equity and fixed income securities, as well as money market instruments.

  . International Stock Portfolios invest primarily in equity securities of companies outside the U.S.

  . Corporate Bond Portfolios focus on the potential to earn income by investing primarily in fixed income securities. Nations High Yield Bond Portfolio focuses on the potential to earn income by investing primarily in high yield debt securities. High yield bond portfolios offer the opportunity for higher levels of income than other corporate bond portfolios.

The Portfolios also have different risk/return characteristics because they invest in different kinds of securities.

Equity securities have the potential to provide you with higher returns than many other kinds of investments, but they also tend to have higher risk. Foreign securities also involve special risks not associated with investing in the U.S. stock market, which you need to be aware of before you invest.

High yield debt securities, like all fixed income securities, have the potential to increase in value because when interest rates fall, the value of these securities tends to rise. When interest rates rise, however, the value of these securities tends to fall. Other things can also affect the value of high yield debt securities, most importantly credit risk. High yield debt securities are generally more sensitive to credit risk than other types of fixed income securities.

In every case, there's a risk that you'll lose money or that you may not earn as much as you expect.

Choosing the right Portfolios for you

Not every Portfolio is right for every investor. When you're choosing a Portfolio to invest in, you should consider things like your investment goals, how much risk you can accept and how long you're planning to hold your investment.

The Stock and International Stock Portfolios generally focus on long-term growth. They may be suitable for you if:

  .   you have longer-term investment goals

  .   they're part of a balanced portfolio

  . you want to try to protect your portfolio against a loss of buying power that inflation can cause over time

They may not be suitable for you if:

  . you're not prepared to accept or are unable to bear the risks associated with equity securities, including foreign securities

  .   you have short-term investment goals

  .   you're looking for a regular stream of income

Nations High Yield Bond Portfolio focuses on the potential to earn income. It may be suitable for you if:

  .   you're looking for income

  .   you want to diversify your existing portfolio

  .   you have longer-term investment goals

It may not be suitable for you if:

  . you're not prepared to accept or are unable to bear the risks associated with fixed income securities, particularly high yield debt securities

  .   you're seeking preservation of capital and stability of share price

You'll find a discussion of each Portfolio's investment objective, principal investment strategies and risks in the Portfolio descriptions that start on page 5.

For more information

If you have any questions about the Portfolios, please call us at
1.800.321.7854 or contact your investment professional.

You'll find more information about the Portfolios in the Statement of Additional Information (SAI). The SAI includes more detailed information about each Portfolio's investments, policies, performance and management, among other things. Please turn to the back cover to find out how you can get a copy.

What's inside

Banc of America Capital Management, LLC

Banc of America Capital Management, LLC (BACAP) is the investment adviser to each of the Portfolios. BACAP is responsible for the overall management and supervision of the investment management of each Portfolio. BACAP and Nations Funds have engaged sub-advisers, which are responsible for the day-to-day investment decisions for certain Portfolios.

You'll find more about BACAP and the sub-advisers starting on page 61.

[GRAPHIC APPEARS HERE]

About the Portfolios

Nations Asset Allocation Portfolio                                            5

Nations Value Portfolio                                                      12

Nations Marsico Growth Portfolio                                             17
Sub-adviser: Marsico Capital Management, LLC

Nations Marsico Focused Equities Portfolio                                   22
Sub-adviser: Marsico Capital Management, LLC

Nations Marsico MidCap Growth Portfolio                                      27
Sub-adviser: Marsico Capital Management, LLC

Nations Marsico 21st Century Portfolio                                       32
Sub-adviser: Marsico Capital Management, LLC

Nations Small Company Portfolio                                              38

Nations International Value Portfolio                                        43
Sub-adviser: Brandes Investment Partners, L.P.

Nations Marsico International Opportunities Portfolio                        48
Sub-adviser: Marsico Capital Management, LLC

Nations High Yield Bond Portfolio                                            53
Sub-adviser: MacKay Shields LLC

Other important information                                                  58

How the Portfolios are managed                                               61

[GRAPHIC APPEARS HERE]

About your investment

Information for investors
   Buying, selling and transferring shares                                   69
   How selling and servicing agents are paid                                 73
   Distributions and taxes                                                   75
   Legal matters                                                             76

Financial highlights                                                         77

Terms used in this prospectus                                                84

Where to find more information                                       back cover

About the adviser

BACAP is this Portfolio's adviser. BACAP's Quantitative Strategies Group Team makes the day-to-day investment decisions for the equity portion of the Portfolio. Leonard Aplet and Richard Cutts of BACAP make the day-to-day investment decisions for the fixed income and money market portions of the Portfolio.

You'll find more about BACAP starting on page 61.

What is an asset allocation portfolio?

This asset allocation portfolio invests in a mix of equity and fixed income securities, and cash equivalents.

Each of these "asset classes" has different risk/return characteristics. The portfolio management team changes the mix based on its assessment of the expected risks and returns of each class.

Asset allocation portfolios like this one can provide a diversified asset mix for you in a single investment.

Nations Asset Allocation Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks to obtain long-term growth from capital appreciation, and dividend and interest income.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio invests in a mix of equity and fixed income securities, as well as cash equivalents, including U.S. government obligations, commercial paper and other short-term, interest-bearing instruments.

The team uses asset allocation and active security selection as its principal investment approach. The team actively allocates assets among the three asset classes based on its assessment of the expected risks and returns of each class.

The equity securities the Portfolio invests in are primarily common stocks of medium and large-sized companies whose market capitalizations typically are at least $1 billion and that are believed to have potential for long-term growth.

In selecting investments for the equity portion of the Portfolio, the team uses quantitative analysis to evaluate the attractiveness of each potential investment generally selected from the universe of companies included in the Russell 1000 Index. The team may examine a wide variety of factors classified as value measures (forward price-to-earnings, trailing price-to-earnings, book value-to-price, price-to-cash, etc.), growth measures (earnings growth, revenue growth, etc.), price momentum and earnings momentum (earnings change, estimate revision, earnings surprise, etc.), among others.

The fixed income securities the Portfolio invests in are primarily investment grade bonds and notes. The Portfolio may invest up to 10% of its total assets in high yield debt securities which are often referred to as "junk bonds." The Portfolio normally invests at least 25% of its assets in senior securities. The Portfolio may also invest up to 35% of its assets in mortgage-backed and asset-backed securities.

In the fixed income portion of its portfolio, the Portfolio may also engage in repurchase, reverse repurchase and forward purchase agreements. These investments will generally be short-term in nature and are primarily used to seek to enhance returns and manage liquidity. In addition, the Portfolio may use futures, interest rate swaps, total return swaps, options, and other derivative instruments to seek to enhance returns, to hedge some of the risks of its investments in fixed income securities or as a substitute for a position in an underlying asset.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The team may sell a security when the Portfolio's asset allocation changes, if there is a deterioration in the issuer's financial situation, when the team believes other investments are more attractive, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Asset Allocation Portfolio has the following principal risks:

  . Investment strategy risk -- The team uses an asset allocation strategy to try to achieve the highest total return. There is a risk that the mix of investments will not produce the returns the team expects, or will fall in value.

  . Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

  . Interest rate risk -- The prices of the Portfolio's fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

  . Credit risk -- The Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations. Some of the securities in which the Portfolio invests are not rated investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium -- a high interest rate or yield -- because of the increased risk of loss. These securities also can be subject to greater price volatility.

  . Derivatives risk -- The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. Among the risks presented are market risk, credit risk, management risk and liquidity risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the management team uses derivatives to enhance the Portfolio's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Portfolio. The success of management's derivatives strategies will depend on its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Liquidity risk exists when a security cannot be purchased or sold at the time desired, or cannot be purchased or sold without adversely affecting the price. The management team is not required to utilize derivatives to reduce risks.

  . Mortgage-related risk -- The value of the Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Portfolio may have to reinvest this money in mortgage-backed or other securities that have lower yields. Mortgage-backed securities are most commonly issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage

      Association or Federal Home Loan Mortgage Corporation, but may also be issued or guaranteed by other private issuers. Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. government.

  . Asset-backed securities risk -- Payment of interest and repayment of principal may be impacted by the cash flows generated by the assets backing these securities. The value of the Portfolio's asset-backed securities may also be affected by changes in interest rates, the availability of information concerning the interests in and structure of the pools of purchase contracts, financing leases or sales agreements that are represented by these securities, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities that provide any supporting letters of credit, surety bonds, or other credit enhancements.

  . Investment in other Nations Funds -- The Portfolio may pursue its fixed income securities strategy by investing in Nations Bond Fund. BACAP and its affiliates are entitled to receive fees from Nations Bond Fund for providing advisory and other services, in addition to the fees which they are entitled to receive from Nations Asset Allocation Portfolio for services provided directly. Accordingly, shareholders may pay additional fees, unless such fees are waived, because of the Portfolio's investment in another Fund. BACAP and its affiliates may waive fees which they are entitled to receive from Nations Bond Fund.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to May 1, 2001, the Portfolio had a different name, investment objective and principal investment strategies. Effective January 1, 2002, BACAP's Growth Strategies Team replaced Chicago Equity Partners, LLC (Chicago Equity) as the team responsible for the day-to-day portfolio management for the equity portion of the Portfolio. BACAP has a different equity investment style than Chicago Equity.

Effective December 31, 2002, the Portfolio's principal investment strategies were modified and the BACAP Quantitative Strategies Team took over the day-to-day portfolio management of the equity portion of the Portfolio.

Effective November 17, 2004, Leonard Aplet and Richard Cutts replaced BACAP's Fixed Income Management Team as the portfolio managers responsible for the day-to-day portfolio management for the fixed income and money market portions of the Portfolio.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 2nd quarter 2003:    9.00%
Worst: 3rd quarter 2001:  -8.59%

The returns shown for the indices do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the Russell 1000 Index and the Lehman Brothers U.S. Aggregate Index. The Russell 1000 Index is an unmanaged index comprised of the 1,000 largest stocks in the Russell 3000 Index. The Lehman Brothers U.S. Aggregate Index is an unmanaged index made up of the Lehman Brothers U.S. Government/Credit Index, Lehman Brothers Mortgage-Backed Securities Index, Lehman Brothers Asset-Backed Index and Lehman Brothers Commercial Mortgage-Backed Securities Index. The indices are not available for investment and do not reflect fees, brokerage commissions or other expenses of investing.

                                                                        Life of
                                                         1 year 5 years  Fund*
                                                         ------ ------- -------
Nations Asset Allocation Portfolio                        8.21%   2.80%  1.94%
Russell 1000 Index (reflects no deductions for fees or
  expenses)                                              11.40%  -1.76%  3.25%
Lehman Brothers U.S. Aggregate Index (reflects
  no deductions for fees or expenses)                     4.34%   7.71%  6.59%

* The inception date of Nations Asset Allocation Portfolio is March 27, 1998. The returns for the indices shown are from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                          N/A
Maximum deferred sales charge (load)                                      N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees/2/                                                       0.50%
Distribution (12b-1) and shareholder servicing fees                      0.25%
Other expenses                                                           0.82%
                                                                        -----
Total annual Portfolio operating expenses                                1.57%
Fee waivers and/or reimbursements                                       (0.57)%
                                                                        -----
Total net expenses/3/                                                    1.00%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.50% for assets up to $500 million; 0.45% for assets in excess of $500 million and up to $1 billion; 0.40% for assets in excess of $1 billion and up to $1.5 billion; 0.35% for assets in excess of $1.5 billion and up to $3 billion; 0.33% for assets in excess of $3 billion and up to $6 billion; and 0.31% for assets in excess of $6 billion.
/3/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees and/or reimburse expenses until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Asset Allocation Portfolio               $102   $440    $801    $1,819

About the adviser

BACAP is this Portfolio's adviser. BACAP's Value Strategies Team makes the day-to-day investment decisions for the Portfolio.

You'll find more about BACAP on page 61.

What is value investing?

Value investing means looking for "undervalued" companies --quality companies that may be currently out of favor and selling at reduced prices, but that have good potential to increase in value.

Nations Value Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks growth of capital by investing in companies that are believed to be undervalued.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio normally invests at least 80% of its assets in common stocks of U.S. companies. It generally invests in companies in a broad range of industries with market capitalizations of at least $1 billion and daily trading volumes of at least $3 million. The Portfolio may also invest up to 20% of its assets in foreign securities. The Portfolio may also invest in real estate investment trusts.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The management team uses a three pronged approach, combining fundamental and quantitative analysis with risk management to identify value opportunities and construct the portfolio. The management team looks at, among other things:

  . mature, fundamentally sound businesses that are believed to be attractively priced due to investor indifference or unpopularity

  . various measures of relative valuation, including expected cash flow and relative dividend yield. The team believes that companies with lower relative valuation are generally more likely to provide better opportunities for capital appreciation

  .   a company's current operating margins relative to its historic range

  . indicators of potential stock price appreciation. These could take the form of anticipated earnings growth, company restructuring, changes in management, new product opportunities, business model changes, or other anticipated improvements in micro and macroeconomic factors

Additionally, the management team uses analytical tools to actively monitor the risk profile of the portfolio.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Value Portfolio has the following principal risks:

  . Investment strategy risk -- The team chooses stocks that it believes are undervalued, with the expectation that they will rise in value. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

  . Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

  . Foreign investment risk -- Because the Portfolio may invest up to 20% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

  . Real estate investment trust risk -- Changes in real estate values or economic downturns can have a significant negative effect on issuers in the real estate industry.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 2nd quarter 2003:           16.39%
Worst: 3rd quarter 2002:         -20.96%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the Russell 1000 Value Index, an unmanaged index which measures the performance of the largest U.S. companies based on total market capitalization, with lower price-to-book ratios and forecasted growth rates relative to the Russell 1000 Index as a whole. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                        Life of
                                                         1 year 5 years  Fund*
                                                         ------ ------- -------
Nations Value Portfolio                                  13.18%  3.10%   3.32%
Russell 1000 Value Index (reflects no deductions for
  fees or expenses)                                      16.49%  5.27%   5.48%

* The inception date of Nations Value Portfolio is March 27, 1998. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                          N/A
Maximum deferred sales charge (load)                                      N/A

Annual Portfolio operating expenses/1/
(Expensesthat are deducted from the Portfolio's assets)

Management fees/2/                                                       0.54%
Distribution (12b-1) and shareholder servicing fees                      0.25%
Other expenses                                                           0.43%
                                                                        -----
Total annual Portfolio operating expenses                                1.22%
Fee waivers and/or reimbursements                                       (0.25)%
                                                                        -----
Total net expenses/3/                                                    0.97%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.54% for assets up to $500 million; 0.49% for assets in excess of $500 million and up to $1 billion; 0.44% for assets in excess of $1 billion and up to $1.5 billion; 0.39% for assets in excess of $1.5 billion and up to $3 billion; 0.37% for assets in excess of $3 billion and up to $6 billion; and 0.35% for assets in excess of $6 billion.
/3/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees until April 30, 2006. In addition, the Portfolio's investment adviser and/or some of its other service providers have agreed to limit total annual operating expenses, excluding distribution (12b-1) and shareholder servicing fees, to 1.00% until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this waiver and/or limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
 Nations Value Portfolio                         $99    $362    $646    $1,455

About the sub-adviser

BACAP is this Portfolio's investment adviser and Marsico Capital Management, LLC (Marsico Capital) is its sub-adviser. Thomas F. Marsico is the portfolio manager and makes the day-to-day investment decisions for the Portfolio.

You'll find more about Marsico Capital and Mr. Marsico on page 66.

Why invest in a growth portfolio?

Growth portfolios invest in companies that have the potential for significant increases in revenue or earnings. These are typically companies that are developing or applying new technologies, products or services in growing industry sectors.

While this Portfolio invests in a wide range of companies and industries, it holds fewer investments than other kinds of portfolios. This means it can have greater price swings than more diversified portfolios. It also means it may have relatively higher returns when one of its investments performs well, or relatively lower returns when an investment performs poorly.

Nations Marsico Growth Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term growth of capital.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio invests primarily in equity securities of large capitalization companies that are selected for their growth potential. It generally holds a core position of between 35 and 50 common stocks. It may hold up to 25% of its assets in foreign securities.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

Marsico Capital uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Marsico Growth Portfolio has the following principal risks:

  . Investment strategy risk -- Marsico Capital uses an investment strategy that tries to identify equities with growth potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

  . Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

  . Technology and technology-related risk -- The Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

  . Foreign investment risk -- Because the Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to May 1, 2002, the Portfolio had a different name, investment objective and principal investment strategies.

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 4th quarter 1999:                                                 36.77%
Worst: 3rd quarter 2001:                                               -16.31%

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the S&P 500 Index, an unmanaged index of 500 widely held common stocks, weighted by market capitalization. The S&P 500 Index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                       Life of
                                                      1 year  5 years   Fund*
                                                      ------  -------  -------
Nations Marsico Growth Portfolio                       13.03%   -2.24%    8.03%
S&P 500 Index (reflects no deductions for fees
  or expenses)                                         10.88%   -2.30%    2.95%

* The inception date of Nations Marsico Growth Portfolio is March 27, 1998. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                          N/A
Maximum deferred sales charge (load)                                      N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees/2/                                                        0.74%
Distribution (12b-1) and shareholder servicing fees/3/                    0.25%
Other expenses                                                            0.37%
                                                                          ----
Total annual Portfolio operating expenses                                 1.36%
                                                                          ====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.74% for assets up to $500 million; 0.69% for assets in excess of $500 million and up to $1 billion; 0.64% for assets in excess of $1 billion and up to $1.5 billion; 0.59% for assets in excess of $1.5 billion and up to $3 billion; 0.57% for assets in excess of $3 billion and up to $6 billion; and 0.55% for assets in excess of $6 billion.
/3/ Distribution (12b-1) and shareholder servicing fees of 0.25% are voluntarily waived, however, there is no guarantee that this waiver will continue for any specified period of time. The waiver is not reflected in the table above.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Marsico Growth Portfolio                 $138   $431    $745    $1,635

About the sub-adviser

BACAP is this Portfolio's investment adviser and Marsico Capital is its sub-adviser. Thomas F. Marsico is the portfolio manager and makes the day-to-day investment decisions for the Portfolio.

You'll find more about Marsico Capital and Mr. Marsico on page 66.

What is a focused portfolio?

A focused portfolio invests in a small number of companies. This Portfolio focuses on large, established and well-known U.S. companies.

Because a focused portfolio holds fewer investments than other kinds of portfolios, it can have greater price swings than more diversified portfolios. It may earn relatively higher returns when one of its investments performs well, or relatively lower returns when an investment performs poorly.

Nations Marsico Focused Equities Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term growth of capital.

[GRAPHIC APPEARS HERE]

Principal investment strategies

Under normal circumstances, the Portfolio will invest at least 80% of its assets in equity securities. The investments will mostly consist of equity securities of large capitalization companies. The Portfolio, which is non-diversified, generally holds a core position of 20 to 30 common stocks that are selected for their long-term growth potential. It may invest up to 25% of its assets in foreign securities.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

Marsico Capital uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Marsico Focused Equities Portfolio has the following principal risks:

  . Investment strategy risk -- There is a risk that the value of the Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

  . Holding fewer investments -- This Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity portfolios. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of the Portfolio will tend to have greater price swings than the value of more diversified equity portfolios. The Portfolio may become a diversified portfolio by limiting the investments in which more than 5% of its total assets are invested.

  . Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

  . Technology and technology-related risk -- The Portfolio may invest technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

  . Foreign investment risk -- Because the Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

 Best: 4th quarter 1999:                                                 32.37%
 Worst: 1st quarter 2001:                                               -16.92%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the S&P 500 Index, an unmanaged index of 500 widely held common stocks, weighted by market capitalization. The S&P 500 Index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                       Life of
                                                      1 year  5 years   Fund*
                                                      ------  -------  -------
Nations Marsico Focused Equities Portfolio             11.41%   -2.71%    8.52%
S&P 500 Index (reflects no deductions for fees or
  expenses)                                            10.88%   -2.30%    2.95%

* The inception date of Nations Marsico Focused Equities Portfolio is March 27, 1998. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                           N/A
Maximum deferred sales charge (load)                                       N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees/2/                                                        0.74%
Distribution (12b-1) and shareholder servicing fees/3/                    0.25%
Other expenses                                                            0.34%
                                                                          ----
Total annual Portfolio operating expenses                                 1.33%
                                                                          ====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.74% for assets up to $500 million; 0.69% for assets in excess of $500 million and up to $1 billion; 0.64% for assets in excess of $1 billion and up to $1.5 billion; 0.59% for assets in excess of $1.5 billion and up to $3 billion; 0.57% for assets in excess of $3 billion and up to $6 billion; and 0.55% for assets in excess of $6 billion.
/3/ Distribution (12b-1) and shareholder servicing fees of 0.25% are voluntarily waived, however, there is no guarantee that this waiver will continue for any specified period of time. The waiver is not reflected in the table above.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Marsico Focused Equities Portfolio       $135   $421    $729    $1,601

About the sub-adviser

BACAP is this Fund's adviser, and Marsico Capital is its sub-adviser. Corydon
J. Gilchrist is the portfolio manager and makes the day-to-day investment decisions for the Portfolio.

You'll find more about Marsico Capital and Mr. Gilchrist on page 66.

What is a midcap growth portfolio?

A midcap growth portfolio invests in medium-sized companies whose earnings are expected to grow or to continue growing. These companies may be expanding in existing markets, entering into new markets, developing new products or increasing their profit margins by gaining market share or streamlining their operations.

These companies can have better potential for rapid earnings than larger companies. They may, however, have a harder time securing financing and may be more sensitive to a setback in sales than larger, more established companies.

Nations Marsico MidCap Growth Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term capital growth by investing primarily in equity securities.

[GRAPHIC APPEARS HERE]

Principal investment strategies

Under normal circumstances, the Portfolio will invest at least 80% of its assets in U.S. companies whose market capitalizations are within the range of companies within the Russell Midcap Growth Index (currently between $37.9 billion and $466 million, but subject to change due to market fluctuations) and that are believed to have the potential for long-term growth. The Portfolio usually holds a core position of between 50 and 75 equity securities. The Portfolio may hold up to 15% of its assets in foreign securities.

The Portfolio may also invest in non-equity securities (which aren't part of its principal investment strategies), but it won't hold more than 10% of its assets in any one type of these non-equity securities. These securities are described in the SAI.

Marsico Capital uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes that may include factors such as the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to attempt to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to attempt to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Marsico MidCap Growth Portfolio has the following principal risks:

  . Investment strategy risk -- The team chooses stocks that it believes have the potential for superior long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

  . Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

  . Mid-capitalization company risk -- Medium capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies because they may have more limited financial resources and markets than larger companies. The stocks of mid-capitalization companies may trade less frequently and in more limited volume than those of larger companies. Additionally, mid-capitalization stocks may be more volatile than those of larger companies

  . Foreign investment risk -- Because the Portfolio may invest up to 15% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to February 24, 2003, the Portfolio had a different portfolio management team and prior to September 5, 2003, the Portfolio had a different investment objective and different principal investment strategies.

Prior to November 1, 2004, the Portfolio was not managed by the current investment sub-adviser and had a different name, investment objective and principal investment strategies.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 4th quarter 2004:                                                16.71%
Worst: 2nd quarter 2002:                                              -20.70%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total returns for each period, compared with the Russell MidCap Growth Index, an unmanaged index which measures the performance of those Russell MidCap Index companies with lower price-to-book ratios and forecasted growth values. The index is weighted by market value, is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                      Life of
                                                              1 year Portfolio*
                                                              ------ ----------
Nations Marsico MidCap Growth Portfolio                       14.08%   -5.58%
Russell MidCap Growth Index (reflects no deductions for fees
or expenses)                                                  15.48%    2.45%

* The inception date of Nations Marsico MidCap Growth Portfolio is May 1, 2001. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                       N/A
Maximum deferred sales charge (load)                                   N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees                                                          0.65%
Distribution (12b-1) and shareholder servicing fees/2/                   0.25%
Other expenses                                                           0.48%
                                                                        -----
Total annual Portfolio operating expenses                                1.38%
Fee waivers and/or reimbursements                                       (0.13)%
                                                                        -----
Total net expenses/3/                                                    1.25%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ Distribution (12b-1) and shareholder servicing fees of 0.25% are voluntarily waived, however, there is no guarantee that this waiver will continue for any specified period of time. The waiver is not reflected in the table above.
/3/ The Portfolio's investment adviser and/or some of its other service providers have agreed to limit total annual operating expenses, excluding distribution (12b-1) and shareholder servicing fees, to 1.00% until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this waiver and/or limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Marsico MidCap Growth Portfolio          $127   $424    $743    $1,646

About the sub-adviser

BACAP is this Portfolio's investment adviser and Marsico Capital is its sub-adviser. Corydon J. Gilchrist is its portfolio manager and makes the day-to-day investment decisions for the Portfolio.

You'll find more about Marsico Capital and Mr. Gilchrist on page 66.

What is a multi-cap portfolio?

A multi-cap portfolio invests in companies across the capitalization spectrum -- small, medium-sized and large companies. As a multi-cap portfolio, this Portfolio may invest in large, established and well-known U.S. and foreign companies, as well as small, new and relatively unknown companies that are believed to have the potential to grow significantly.

Nations Marsico 21st Century Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term growth of capital.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio is an aggressive growth portfolio that primarily invests in equity securities of companies of any capitalization size and will generally hold a core position of between 35 and 50 common stocks. The Portfolio will focus on paradigm shifting technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Portfolio may invest without limit in foreign securities.

The Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

Marsico Capital uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Marsico 21st Century Portfolio has the following principal risks:

..   Investment strategy risk -- There is a risk that the value of the
    Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

..   Stock market risk -- The value of any stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..   Small company risk -- Stocks of smaller companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

..   Technology and technology-related risk -- The Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

..   Foreign investment risk -- Because the Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to May 1, 2001, the Portfolio had a different name, investment objective and principal investment strategies.

Prior to February 1, 2003, the Portfolio had a different portfolio manager.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 2nd quarter 2003:                   21.91%
Worst: 1st quarter 2001:                 -25.38%

The returns shown for the indices do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period for the Russell 3000 Index, an unmanaged index of the 3,000 largest U.S. companies ranked by market capitalization. Prior to August 1, 2004, the Portfolio compared its performance to the S&P 500 Index. The Portfolio changed the index to which it compares its performance because the Russell 3000 Index is considered a more appropriate comparison. The indices are not available for investment and do not reflect fees, brokerage commissions or other expenses of investing.

                                                                       Life of
                                                      1 year  5 years   Fund*
                                                      ------  -------  -------
Nations Marsico 21st Century Portfolio                 22.35%   -2.21%    0.65%
Russell 3000 Index (reflects no deductions for fees
  or expenses)                                         11.95%   -1.16%    3.40%
S&P 500 Index (reflects no deductions for fees or
  expenses)                                            10.88%   -2.30%    2.95%

* The inception date of Nations Marsico 21st Century Portfolio is March 27, 1998. The returns for the indices shown are from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                    N/A
Maximum deferred sales charge (load)                                N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees/2/                                                 0.74%
Distribution (12b-1) and shareholder servicing fees/3/             0.25%
Other expenses                                                     1.07%
                                                                  -----
Total annual Portfolio operating expenses                          2.06%
Fee waivers and/or reimbursements                                 (0.71)%
                                                                  -----
Total net expenses/4/                                              1.35%
                                                                  =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.74% for assets up to $500 million; 0.69% for assets in excess of $500 million and up to $1 billion; 0.64% for assets in excess of $1 billion and up to $1.5 billion; 0.59% for assets in excess of $1.5 billion and up to $3 billion; 0.57% for assets in excess of $3 billion and up to $6 billion; and 0.55% for assets in excess of $6 billion.
/3/ Distribution (12b-1) and shareholder servicing fees of 0.25% are voluntarily waived, however, there is no guarantee that this waiver will continue for any specified period of time. The waiver is not reflected in the table above.
/4/ The Portfolio's investment adviser and/or some of its other service providers have agreed to limit total annual operating expenses, excluding distribution (12b-1) and shareholder servicing fees, to 1.10% until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this waiver and/or limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Marsico 21st Century Portfolio           $137   $577   $1,043   $2,333

About the adviser

BACAP is this Portfolio's adviser. BACAP's Small&MidCap Growth Strategies Team makes the day-to-day investment decisions for the Portfolio.

You'll find more about BACAP on page 61.

Why invest in a small company portfolio?

A small company portfolio invests in smaller companies with promising products or that are operating in a dynamic field. These companies can have stronger potential for rapid earnings growth than larger companies. They may, however, have a harder time securing financing and may be more sensitive to a setback than larger, more established companies.

The team looks for companies whose earnings are growing quickly, and whose share prices are reasonably valued.

Nations Small Company Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term capital growth by investing primarily in equity securities.

[GRAPHIC APPEARS HERE]

Principal investment strategies

Under normal circumstances, the Portfolio will invest at least 80% of its assets in companies with a market capitalization of $2 billion or less.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The team identifies stocks using a disciplined process based on the fundamental analysis of the overall economy, industry conditions, and the financial situation and management of each company. It generates ideas from:

  .   company meetings/conferences

  .   independent industry analysis

  .   quantitative analysis

  .   Wall Street (brokerage) research

The team then conducts a rigorous qualitative analysis of each company being considered for investment. This involves, among other things:

  .   gaining an in-depth understanding of the company's business

  .   evaluating the company's growth potential, risks and competitive strengths

  .   discussing its growth strategy with company management

  .   validating the growth strategy with external research

The team will only invest in a company when its stock price is attractive relative to its forecasted growth.

The team may sell a security when its price reaches a target set by the team, if the company's growth prospects are deteriorating, when the team believes other investments are more attractive, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Small Company Portfolio has the following principal risks:

..   Investment strategy risk -- The team chooses stocks that it believes have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as the team expects, or will fall.

..   Small company risk -- Stocks of small companies tend to have greater price swings than stocks of larger companies because they trade less frequently and in lower volumes. These securities may have a higher potential for gains but also carry more risk.

..   Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..   Technology and technology-related risk -- The Portfolio may invest in technology and technology-related companies, which can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new market entrants.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to May 1, 2001, the Portfolio had a different name, investment objective and principal investment strategies.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 4th quarter 2001:                         23.38%
Worst: 3rd quarter 2001:                       -20.50%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the Russell 2000 Growth Index, an index comprised of securities in the Russell 2000 Index, which is a measure of small company performance, with a greater than average growth orientation. The index is unmanaged, weighted by market capitalization, is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                                       Life of
                                                                        1 year 5 years  Fund*
                                                                        ------ ------- -------
Nations Small Company Portfolio                                         10.16%   4.75%    2.87%
Russell 2000 Growth Index (reflects no deductions for fees or expenses) 14.31%  -3.57%    1.24%

* The inception date of Nations Small Company Portfolio is March 27, 1998. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                          N/A
Maximum deferred sales charge (load)                                      N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees/2/                                                       0.64%
Distribution (12b-1) and shareholder servicing fees                      0.25%
Other expenses                                                           0.55%
                                                                        -----
Total annual Portfolio operating expenses                                1.44%
Fee waivers and/or reimbursements                                       (0.25)%
                                                                        -----
Total net expenses/3/                                                    1.19%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.64% for assets up to $500 million; 0.59% for assets in excess of $500 million and up to $1 billion; and 0.54% for assets in excess of $1 billion.
/3/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees until April 30, 2006. In addition, the Portfolio's investment adviser and/or some of its other service providers have agreed to limit total annual operating expenses, excluding distribution (12b-1) and shareholder servicing fees, to 1.25% until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this waiver and/or limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations Small Company Portfolio                  $121   $431    $763    $1,703

About the sub-adviser

BACAP is this Portfolio's investment adviser and Brandes Investment Partners, L.P. (Brandes) is its sub-adviser. Brandes' Large Cap Investment Committee makes the day-to-day investment decisions for the Portfolio.

You'll find more about Brandes on pages 66-67.

What is the Graham and Dodd approach to investing?

Benjamin Graham is widely regarded as the founder of this classic value approach to investing and a pioneer in modern security analysis. In his 1934 book, Security Analysis, co-written by David Dodd, Graham introduced the idea that stocks should be chosen by identifying the "true" long-term -- or intrinsic -- value of a company based on measurable data. Benjamin Graham and David Dodd have never had any affiliation with the Portfolio.

The management team follows this approach, looking at each stock as though it's a business that's for sale. By buying stocks at what it believes are favorable prices, the team looks for the potential for appreciation over the business cycle, and for a margin of safety against price declines.

Nations International Value Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Portfolio typically invests in at least three countries other than the United States at any one time.

The Portfolio primarily invests in equity securities, either directly or indirectly through closed-end investment companies and depositary receipts.

The Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The management team uses the "Graham and Dodd" value approach to selecting securities and managing the Portfolio. The team invests in a company when its current price appears to be below its true long-term -- or intrinsic -- value.

The team uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the SEC, computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The team may sell a security when its price reaches a target set by the team, if there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

Limits on investments

To help manage risk, the Portfolio has certain limits on its investments. These limits apply at the time an investment is made:

  . The Portfolio will normally invest no more than 5% of its assets in a single security.

  .   It may not invest more than the greater of:

      .  20% of its assets in a single country or industry, or

      . 150% of the weighting of a single country or industry in the MSCI EAFE Index (limited to less than 25% of its assets in a single industry, other than U.S. government securities).

  . It generally may not invest more than 20% of its assets in emerging markets or developing countries.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations International Value Portfolio is no longer accepting new investments from current or prospective investors. Shares of Nations International Value Portfolio currently may only be purchased through reinvestment of distributions.

Nations International Value Portfolio has the following principal risks:

..   Investment strategy risk -- The team chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the team expects, or will fall.

..   Foreign investment risk -- Because the Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, may also apply to some foreign investments.

..   Emerging markets risk -- Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluations, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

..   Stock market risk -- The value of the stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 2nd quarter 2003:                         27.91%
Worst: 3rd quarter 2002:                       -21.45%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the MSCI EAFE Index, an unmanaged, capitalization-weighted index consisting of securities listed on exchanges in European, Australasian and Far Eastern Markets. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                      Life of
                                                              1 year   Fund*
                                                              ------  -------
Nations International Value Portfolio                          22.35%    6.48%
MSCI EAFE Index (reflects no deductions for fees or expenses)  20.25%   -0.42%

* The inception date of Nations International Value Portfolio is July 7, 2000. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                        N/A
Maximum deferred sales charge (load)                                    N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Fund's assets)

Management fees/2/                                                     0.85%
Distribution (12b-1) and shareholder servicing fees                    0.25%
Other expenses                                                         0.67%
                                                                      -----
Total annual Portfolio operating expenses                              1.77%
Fee waivers and/or reimbursements                                     (0.52)%
                                                                      -----
Total net expenses/3/                                                  1.25%
                                                                      =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser has implemented a breakpoint schedule for the Portfolio's management fees. The management fees charged to the Portfolio will decline as Portfolio assets grow and will continue to be based on a percentage of the Portfolio's average daily assets. The breakpoint schedule for the Portfolio is as follows: 0.85% for assets up to $500 million; 0.80% for assets in excess of $500 million and up to $1 billion; 0.75% for assets in excess of $1 billion and up to $1.5 billion; 0.70% for assets in excess of $1.5 billion and up to $3 billion; 0.68% for assets in excess of $3 billion and up to $6 billion; and 0.66% for assets in excess of $6 billion.
/3/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees and/or reimburse expenses until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations International Value Portfolio            $127   $507    $911    $2,041

About the sub-adviser

BACAP is this Portfolio's investment adviser and Marsico Capital is its sub-adviser. James G. Gendelman is the portfolio manager and makes the day-to-day investment decisions for the Portfolio.

You'll find more about Marsico Capital and James Gendelman on page 66.

What is an international portfolio?

International stock portfolios invest in a diversified portfolio of companies located in markets throughout the world. These companies can offer investment opportunities that are not available in the United States.

Nations Marsico International Opportunities Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks long-term growth of capital.

[GRAPHIC APPEARS HERE]

Principal investment strategies

The Portfolio normally invests at least 65% of its assets in common stocks of foreign companies. While the Portfolio may invest in companies of any size, it focuses on large companies. These companies are selected for their long-term growth potential. The Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Portfolio may invest in common stocks of companies operating in emerging markets.

The Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

Marsico Capital uses an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, the regulatory environment and the global competitive landscape. In addition, Marsico Capital also examines such factors as the most attractive global investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico Capital identifies sectors, industries and companies which it believes should benefit from the overall trends that Marsico Capital has observed.

Marsico Capital then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment, Marsico Capital focuses on a number of different attributes including the company's specific market expertise or dominance, its franchise durability and pricing power, solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards and transparent financial disclosure), strong and ethical management, apparent commitment to shareholder interests and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection.

As part of this fundamental, "bottom-up" research, Marsico Capital may visit with various levels of a company's management as well as with its customers, suppliers and competitors. Marsico Capital also prepares detailed earnings and cash flow models of companies. These models permit Marsico Capital to project earnings growth and other important characteristics under different scenarios. Each model is customized to follow a particular company and is intended to replicate and describe a company's past, present and future performance. The models include quantitative information and detailed narratives that reflect updated interpretations of corporate data.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other important information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations Marsico International Opportunities Portfolio has the following principal risks:

..   Investment strategy risk -- There is a risk that the value of the
    Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

..   Stock market risk -- The value of any stocks the Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

..   Foreign investment risk -- Because the Portfolio invests primarily in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. If the Portfolio invests in emerging markets there may be other risks involved, such as those of immature economies and less developed and more thinly traded securities markets. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, also may apply to some foreign investments.

..   Futures risk -- This Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Portfolio's volatility.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Prior to May 1, 2001, the Portfolio had a different name, investment objective and principal investment strategies.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 4th quarter 1999:   28.55%
Worst: 3rd quarter 2001: -18.63%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period compared with the MSCI EAFE Index, an unmanaged capitalization-weighted index consisting of securities listed on exchanges in European, Australasian and Far Eastern markets. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                       Life of
                                                      1 year  5 years   Fund*
                                                      ------  -------  -------
Nations Marsico International Opportunities Portfolio  16.59%    2.35%    7.75%
MSCI EAFE Index (reflects no deductions for fees or
  expenses)                                            20.25%   -1.13%    3.41%

* The inception date of Nations Marsico International Opportunities Portfolio is March 27, 1998. The return for the index shown is from March 31, 1998.

There are two kinds of fees --shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

 Shareholder fees
 (Fees paid directly from your investment)
 Maximum sales charge (load) imposed on purchases                         N/A
 Maximum deferred sales charge (load)                                     N/A

 Annual Portfolio operating expenses/1/
 (Expenses that are deducted from the Portfolio's assets)
 Management fees                                                         0.80%
 Distribution (12b-1) and shareholder servicing fees                     0.25%
 Other expenses                                                          0.52%
                                                                        -----
 Total annual Portfolio operating expenses                               1.57%
 Fee waivers and/or reimbursements                                      (0.07)%
                                                                        -----
 Total net expenses/2/                                                   1.50%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees and/or reimburse expenses until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                               1 year 3 years 5 years 10 years
                                               ------ ------- ------- --------
 Nations Marsico International Opportunities
   Portfolio                                    $153   $489    $849    $1,861

About the sub-adviser

BACAP is this Portfolio's investment adviser and MacKay Shields LLC (MacKay Shields) is its sub-adviser. MacKay Shields' High Yield Portfolio Management Team makes the day-to-day investment decisions for the Portfolio.

You'll find more about MacKay Shields and its High Yield Portfolio Management Team on page 67.

High yield debt securities

This Portfolio invests primarily in high yield debt securities, which are often referred to as "junk bonds." High yield debt securities offer the potential for higher income than other kinds of debt securities with similar maturities, but they also have higher credit risk.

Nations High Yield Bond Portfolio

[GRAPHIC APPEARS HERE]

Investment objective

The Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

[GRAPHIC APPEARS HERE]

Principal investment strategies

Under normal circumstances, the Portfolio will invest at least 80% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "BB" or "B" by Standard & Poor's Corporation. The team may choose unrated securities if it believes they are of comparable quality at the time of investment. The Portfolio is not managed to a specific duration. Its duration will generally track the CSFB High Yield Index.

The Portfolio invests primarily in:

  . Domestic corporate high yield debt securities, including private placements

  . U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

  .   Zero-coupon bonds

  .   U.S. government obligations

  . Equity securities (up to 20% of its assets), which may include convertible securities

The Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

When selecting investments for the Portfolio, the team:

  .   focuses on individual security selection ("bottom-up" analysis)

  .   uses fundamental credit analysis

  .   emphasizes current income while attempting to minimize risk to principal

  . seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

  . tries to manage risk by diversifying the Portfolio's investments across securities of many different issuers

The team may sell a security when its market price rises above the target price the team has set, when it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification, or for other reasons.

You'll find more about other risks of investing in this Portfolio in Other Important Information and in the SAI.

[GRAPHIC APPEARS HERE]

Principal risks and other things to consider

Nations High Yield Bond Portfolio has the following principal risks:

  . Investment strategy risk -- There is a risk that the value of the investments that the team chooses will not rise as high as the team expects, or will fall.

  . Credit risk -- The types of securities in which the Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium -- a high interest rate or yield -- because of the increased risk of loss. These securities also can be subject to greater price volatility.

  . Changing distribution levels -- The level of monthly income distributions paid by the Portfolio depends on the amount of income paid by the securities the Portfolio holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

  . Interest rate risk -- The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

  . Liquidity risk -- There is a risk that a security held by the Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

  . Foreign investment risk -- Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Significant levels of foreign taxes, including potentially confiscatory levels of taxation and withholding taxes, may also apply to some foreign investments.

Many things affect a Portfolio's performance, including market conditions, the composition of the Portfolio's holdings and Portfolio expenses.

Call us at 1.800.321.7854 or contact your investment professional for the Portfolio's current yield.

[GRAPHIC APPEARS HERE]

A look at the Portfolio's performance

The following bar chart and table show you how the Portfolio has performed in the past, and can help you understand the risks of investing in the Portfolio. A Portfolio's past performance is no guarantee of how it will perform in the future.

Year by year total return (%) as of December 31 each year

The bar chart shows you how the performance of the Portfolio has varied from year to year. These returns do not reflect deductions of sales charges or account fees, if any, and would be lower if they did.

[CHART APPEARS HERE]

Best and worst quarterly returns during this period

Best: 2nd quarter 2003:        10.75%
Worst: 3rd quarter 2002:       -5.88%

The returns shown for the index do not reflect fees, brokerage commissions or other expenses of investing.

Average annual total return as of December 31, 2004

The table shows the Portfolio's average annual total return for each period, compared with the CSFB High Yield Index, an unmanaged index that mirrors the high yield debt market. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

                                                                     Life of
                                                             1 year   Fund*
                                                             ------  -------
Nations High Yield Bond Portfolio                             11.40%    9.96%
CSFB High Yield Index (reflects no deductions for fees or
  expenses)                                                   11.95%    9.32%

* The inception date of Nations High Yield Bond Portfolio is July 7, 2000. The return for the index shown is from that date.

There are two kinds of fees -- shareholder fees that you pay directly and annual portfolio operating expenses that are deducted from a portfolio's assets.

Total net expenses are actual expenses paid by the Portfolio after waivers and/or reimbursements.

Other expenses generally include, but are not limited to, administration, transfer agency, custody and legal fees as well as costs related to state registration and printing of Portfolio documents. The specific fees and expenses that make up a Portfolio's other expenses will vary from time-to-time and may include fees or expenses not described here.

The Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee table. See Other important information -- Portfolio transaction costs for more information about these costs.

[GRAPHIC APPEARS HERE]

What it costs to invest in the Portfolio

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. You will also incur fees and expenses associated with your variable annuity contract and/or life insurance policy. This table does not include fees and expenses imposed under your annuity contract and/or life insurance policy. If the table included these fees and expenses, the figures shown below would be higher. You will find details about these fees and expenses in the prospectus that describes your annuity contract and/or life insurance policy.

Shareholder fees
(Fees paid directly from your investment)

Maximum sales charge (load) imposed on purchases                          N/A
Maximum deferred sales charge (load)                                      N/A

Annual Portfolio operating expenses/1/
(Expenses that are deducted from the Portfolio's assets)

Management fees                                                          0.55%
Distribution (12b-1) and shareholder servicing fees                      0.25%
Other expenses                                                           0.40%
                                                                        -----
Total annual Portfolio operating expenses                                1.20%
Fee waivers and/or reimbursements                                       (0.25)%
                                                                        -----
Total net expenses/2/                                                    0.95%
                                                                        =====

/1/ The figures contained in the table are based on amounts incurred during the Portfolio's most recent fiscal year and have been adjusted, as necessary, to reflect current service provider fees.
/2/ The Portfolio's investment adviser and/or some of its other service providers have agreed to waive fees until April 30, 2006. In addition, the Portfolio's investment adviser and/or some of its other service providers have agreed to limit total annual operating expenses, excluding distribution (12b-1) and shareholder servicing fees, to 1.00% until April 30, 2006. The figure shown here is after waivers and/or reimbursements. There is no guarantee that this waiver and/or limitation will continue after April 30, 2006.

This is an example only. Your actual costs could be higher or lower, depending on the amount you invest, and on the Portfolio's actual expenses and performance.

Example

This example is intended to help you compare the cost of investing in this Portfolio with the cost of investing in other mutual funds. The example does not take into account fees and expenses imposed under your variable annuity contract and/or life insurance policy. If the example included these fees and expenses, the figures shown below would be higher.

This example assumes:

  . you invest $10,000 in shares of the Portfolio for the time periods indicated and then sell all of your shares at the end of those periods

  .   you reinvest all dividends and distributions in the Portfolio

  .   your investment has a 5% return each year

  . the Portfolio's operating expenses remain the same as shown in the table above

  . the waivers and/or reimbursements shown above expire April 30, 2006 and are not reflected in the 3, 5 and 10 year examples

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                1 year 3 years 5 years 10 years
                                                ------ ------- ------- --------
Nations High Yield Bond Portfolio                $97    $356    $636    $1,432

[GRAPHIC APPEARS HERE]

Other important information

You'll find specific information about each Portfolio's investment objective, principal investment strategies and risks in the descriptions starting on page
5. The following are some other risks and information you should consider before you invest:

  . Nations Separate Account Trust has obtained exemptive relief from the SEC relating to the sale of shares to life insurance companies and qualified plans. Accordingly, the Portfolios may be made available for purchase through variable annuity contracts and variable life insurance policies offered by the separate accounts of participating insurance companies as well as directly to qualified plans and certain other permitted persons. Due to differences in tax treatment and other considerations, the interests of various contract owners participating in Nations Separate Account Trust and the interests of qualified plans investing in Nations Separate Account Trust may conflict. Nations Separate Account Trust currently does not foresee any disadvantages to shareholders arising from these potential conflicts of interest. Nevertheless, the Board of Trustees intends to monitor events to identify any material irreconcilable conflicts which may arise, and to determine what action, if any, should be taken in response to any conflicts.

  . Changing investment objectives and policies -- The investment objective and certain investment policies of any Portfolio can be changed without shareholder approval. The 80% Policy of certain Portfolios may be changed without shareholder approval by giving the shareholder at least 60 days notice. The 80% Policy of certain other Portfolios and other investment policies of any Portfolio may be changed only with shareholder approval.

  . Changing to a feeder fund -- Unlike traditional mutual funds, which invest in individual securities, a "feeder fund" invests all of its assets in another fund called a "master portfolio." Other feeder funds generally also invest in a master portfolio. The master portfolio invests in individual securities and has the same investment objective, investment strategies and principal risks as the feeder funds. This structure can help reduce a feeder fund's expenses because its assets are combined with those of other feeder funds. If a master portfolio doesn't attract other feeder funds, however, a feeder fund's expenses could be higher than those of a traditional mutual fund.

      Each of the Portfolios may become a feeder fund if the Board decides this would be in the best interest of shareholders. We don't require shareholder approval to make the change, but we'll notify you if it happens. If a Portfolio becomes a feeder fund it will have the additional risks of investing in a master portfolio.

  . Holding other kinds of investments -- The Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to the SAI for more information. The portfolio managers or management team can also choose not to invest in specific securities described in this prospectus and in the SAI.

  . Investment in Nations Money Market Funds -- To seek to achieve a return on uninvested cash or for other reasons, the Portfolios may invest their assets in Nations Money Market Funds. BACAP and its affiliates are entitled to receive fees from the Nations Money Market Funds for providing advisory and other services in addition to the fees which they are entitled to receive from the Portfolios for services provided directly. BACAP may waive fees which it is entitled to receive from either the Nations Money Market Funds or the Portfolios.

  . Foreign investment risk -- Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S. If a Portfolio invests in emerging markets there may be other risks involved, such as those of immature economics and less developed and more thinly traded securities markets.

  . Investing defensively -- A Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Portfolio may not achieve its investment objective while it is investing defensively.

  . Securities lending program -- A Portfolio may lend portfolio securities to approved broker-dealers or other financial institutions on a fully collateralized basis in order to earn additional income. There may be delays in receiving additional collateral after the loan is made or in recovering the securities loaned. It is possible that some of the approved broker-dealers or other financial institutions involved in the loans may be affiliates of Bank of America.

  . Bank of America and its affiliates -- Bank of America and its affiliates currently provide services to some or all of the Portfolios, including investment advisory, investment sub-advisory, distribution, administration and brokerage services, and are paid for providing these services. Bank of America and its affiliates also may, at times, provide other services and be compensated for them, including transfer agency, interfund lending and securities lending services, or make loans to the Portfolios. Finally, Bank of America or its affiliates may serve as counterparties in transactions with Nations Funds where permitted by law or regulation, and may receive compensation in that capacity.

  . Portfolio transaction costs -- Each Portfolio may incur significant transaction costs that are in addition to the total annual Portfolio operating expenses disclosed in the fee tables. These transaction costs are made up of all the costs that are associated with trading securities for the Portfolio's portfolio and include, but are not limited to, brokerage commissions and market spreads, as well as potential changes to the price of a security due to the Portfolio's efforts to purchase or sell it. While certain elements of transaction costs are readily identifiable and quantifiable, other elements that can make up a significant amount of a Portfolio's transactions costs are not.

  . Portfolio securities disclosure -- A description of Nations Funds' policies and procedures with respect to the disclosure of portfolio securities is available in the Portfolios' SAI and on the Nations Funds' website. In addition, a complete list of each Portfolio's holdings for each calendar quarter will be available on the Nations Funds website at www.nationsfunds.com by clicking on the link relating to N-Q filings and will remain available on the linked website as part of the Trust's filings with the SEC.

  . Portfolio turnover -- A Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can mean higher brokerage and other transaction costs, which could reduce the Portfolio's returns. The Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading. You'll find the portfolio turnover rates for the Portfolios in Financial highlights.

Banc of America Capital Management, LLC
One Bank of America Plaza
Charlotte, North Carolina 28255

[GRAPHIC APPEARS HERE]

How the Portfolios are managed

Investment adviser

BACAP is the investment adviser to over 70 mutual fund portfolios in the Nations Funds Family, including the Nations Separate Account Trust Portfolios. Nations Separate Account Trust is a series of mutual funds that provides underlying investment alternatives for certain variable annuity contracts and/or variable life insurance policies.

BACAP is a registered investment adviser and a wholly-owned subsidiary of Bank of America. Its management expertise covers all major domestic asset classes, including equity and fixed income securities, and money market instruments.

Currently managing more than $185 billion, BACAP acts as investment manager for individuals, corporations, private investment companies and financial institutions.

The table below tells you which BACAP asset management team or portfolio managers are responsible for making the day-to-day investment decisions for each Portfolio for which BACAP has not engaged an investment sub-adviser. In addition, the table tells you the individual members that make up the BACAP teams. The professional biographies of the portfolio managers and team members follow the table. The SAI provides additional information about the compensation of the portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Portfolios.

Portfolio            BACAP Team/Portfolio Managers    BACAP Team Members
---------            -------------------------------- ------------------------
Nations Asset        Quantitative Strategies Group    Vikram Kuriyan, Michael
Allocation Portfolio for the equity portion of the    Welhoelter
                     Portfolio

                     Leonard Aplet and Richard Cutts Not team managed for the fixed income and money market portions of the Portfolio

Nations Value        Value Strategies Team            Lori Ensinger, David
Portfolio                                             Hoffman, Noah Petrucci,
                                                      Diane Sobin

Nations Small        Small&MidCap Growth              Daniel Cole, Christian
Company Portfolio    Strategies Team                  Pineno

Leonard A. Aplet, CFA Leonard Aplet is head of Portland investment grade fixed income, portfolio manager, and a managing director for Columbia Management./1/ He concentrates his efforts on fixed income portfolio management and quantitative analysis, specializing in mortgage- and asset-backed securities analysis. Before assuming management of the team in 2000, Mr. Aplet was the co-head of the Portland fixed income group from 1997 to 2000. He currently co-manages Nations Short Term Income Fund, the fixed income portion of the Nation Asset Allocation Fund, and Nations Bond Fund, focusing on the mortgage- and asset-backed strategy. Mr. Aplet may also manage other investment products for both BACAP and Columbia Management. Mr. Aplet has been in the investment community since joining Columbia Management in 1987. Mr. Aplet earned his bachelor's degree from Oregon State University in 1976

/1/ Columbia Management is the primary investment management division of Bank of America Corporation. Columbia Management entities furnish investment management services and advise institutional and mutual fund portfolios. BACAP is part of Columbia Management.

and his MBA in Finance from the University of California at Berkeley in 1987. He is a member of the Portland Society of Financial Analysts.

Daniel H. Cole, CFA Daniel Cole, Director, is a senior equity portfolio manger for Columbia Management. Mr. Cole has served as a portfolio manager dedicated to small-cap and mid-cap growth strategies, including Nations Small Company Fund, since joining BACAP in 2001. Mr. Cole may also manage other investment products for both BACAP and Columbia Management. In addition to general portfolio management responsibilities, Mr. Cole is directly responsible for investment in industries including aerospace and defense, transportation, semiconductors, biotech, medical devices, insurance, financial services and oil services. Prior to joining BACAP, he worked for Neuberger Berman as a portfolio manager and analyst on the small-cap growth team from 1999 to 2001. Mr. Cole has been in the investment community since 1993. Mr. Cole earned his bachelor's degree from Guilford College and his MBA with a concentration in Finance from Virginia Polytechnic Institute. He is a member of the North Carolina Society of Financial Analysts and former secretary of the society's board of directors. Mr. Cole has been interviewed by Bloomberg Radio and CNNfn, and has been quoted in articles in The Wall Street Journal and the journal Business North Carolina.

Richard R. Cutts, CFA Rick Cutts is a senior vice president for Columbia Management, where he has managed taxable fixed income portfolios for more than five years. Mr. Cutts currently co-manages Nations Short Term Income Fund, the fixed income portion of Nations Asset Allocation Fund and is the manager of the Mortgage- and Asset-Backed Portfolio. He may also manage other investment products for both BACAP and Columbia Management. Mr. Cutts has been in the investment community since 1992. Mr. Cutts earned his bachelor's degree in Business Administration from the University of Southern California and his MBA from the University of San Diego in 1990. He is a member of the Portland Society of Financial Analysts.

Lori J. Ensinger, CFA Lori Ensinger has served as the head of the Value Strategies Team at Columbia Management since 2004, co-managing Nations Value Fund. In this role, she is responsible for a team of portfolio managers and analysts that specializes in large-, mid- and small-capitalization value equities. Ms. Ensinger may also manage other investment products for both BACAP and Columbia Management. From 2003 to 2004, Ms. Ensinger served as Head of Equities for BACAP. From 2001, when she joined BACAP, to 2003 Ms. Ensinger was the Head of Value Strategies. Prior to joining BACAP, Ms. Ensinger directed the investment strategy for all institutional assets managed under the U.S. large-cap value style at Zurich Scudder Investments, from 1999 to 2001.
Ms. Ensinger has been in the investment community since 1983. Ms. Ensinger earned her bachelor's degree in Biology from Williams College, Williamstown, Mass.

David L. Hoffman David Hoffman is a managing director and senior portfolio manager on the Value Strategies Team at Columbia Management. Mr. Hoffman serves as co-portfolio manager of the mid-cap value mutual funds and institutional portfolios. Mr. Hoffman may also manage other investment products for both BACAP and Columbia Management. From 2003 to 2004, Mr. Hoffman served as Director of Equity Research for BACAP. In that role Mr. Hoffman was responsible for managing the staff of equity research analysts that provided fundamental research and support for various institutional, mutual fund and high-net-worth portfolios. Prior to assuming this role in 2003, he served as deputy director of research, overseeing a team of equity research analysts who cover value-oriented industries in 2003. From 2001 to 2003, Mr. Hoffman was a senior research analyst for BACAP's Value Strategies platform, with responsibility for value investment strategies and products, including mutual funds and separately managed accounts. Prior to joining

BACAP in 2001, Mr. Hoffman worked for Zurich Scudder Investments in several capacities, including Vice President of Equity Research from 1999 to 2001. In addition to serving as an equity analyst covering consumer staples companies and real estate investment trusts, Mr. Hoffman co-managed a dividend and growth fund, and co-managed the firm's value team of more than 20 portfolio managers and analysts. His earlier investment experience includes tenure as managing director, portfolio manager and analyst at HVB Asset Management, and as a vice president in real estate investments at Hypo Bank and its affiliates. He began his career in financial services at Swiss Bank Corp. and has been a member of the investment community since 1997. Mr. Hoffman earned a bachelor's degree in American and Russian studies from Grinnell College in Grinnell, Iowa and a master's degree in international affairs from Columbia University in New York.

Vikram J. Kuriyan, PhD, CFA Vikram Kuriyan has been a managing director and head of the Quantitative Strategies Group at Columbia Management since 2000. In this role, he is responsible for a wide variety of strategies, including index replication, enhanced indexing, enhanced LIBOR, active style core, custom portfolios, asset allocation and alpha transfer. Dr. Kuriyan also serves as lead portfolio manager for Nations LargeCap Enhanced Core Fund, Nations LargeCap Index Fund, Nations MidCap Index Fund, and Nations SmallCap Index Fund, as well as co-manager of Nations Asset Allocation Fund, Nations Asset Allocation Portfolio, Nations LifeGoal Growth Portfolio, Nations LifeGoal Balanced Growth Portfolio, Nations LifeGoal Income and Growth Portfolio, and Nations LifeGoal Income Portfolio. Dr. Kuriyan may also manage other investment products for both BACAP and Columbia Management. Dr. Kuriyan has been in the investment community since 1988. Dr. Kuriyan earned his bachelor's degree in Electrical Engineering from the Massachusetts Institute of Technology. He received his MS in Applied Mathematics from Harvard University. Dr. Kuriyan earned his PhD at Harvard University under a dissertation committee that included Nobel laureate Robert Merton.

Noah J. Petrucci, CFA Noah Petrucci is a vice president and portfolio manager on the Value Strategies Team at Columbia Management, with primary focus on large-cap and mid-cap, value-style mutual funds and separate accounts.
Mr. Hoffman may also manage other investment products for both BACAP and Columbia Management. Prior to joining BACAP in 2002, Mr. Petrucci worked for Zurich Scudder Investments, most recently as a product specialist/portfolio manager for the firm large-cap value and large-cap growth strategies groups. He has been a member of the investment community since 1993. Mr. Petrucci earned his bachelor degree in economics from the University of Massachusetts at Amherst. He is a member of the New York Society of Security Analysts and the CFA Institute.

Christian F. Pineno, CFA As managing director and senior portfolio manager of small cap strategies, Mr. Pineno has been responsible for managing the Small&MidCap Growth Strategies Team, which handles the day-to-day management of numerous small-capitalization growth portfolios for BACAP, including Nations Small Company Fund and Nations Small Company Portfolio since 1999. Mr. Pineno may also manage other investment products for both BACAP and Columbia Management. Mr. Pineno has been in the investment community since 1994.
Mr. Pineno earned his bachelor's degree in Rhetoric and Communication Studies from the University of Virginia and his MBA from the College of William and Mary. He is a member of the Association for Investment Management and Research and the North Carolina Society of Financial Analysts. Mr. Pineno has contributed articles to The Wall Street Journal and Investor's Business Daily, and has made occasional guest appearances on CNNfn.

Diane L. Sobin, CFA Diane Sobin is a managing director and senior portfolio manager on the Value Strategies Team at Columbia Management. Ms. Sobin serves as co-portfolio manager of the large- and mid-cap value mutual funds and institutional portfolios, including Nations MidCap Value Fund, Nations Value Fund, and Nations Value Portfolio. Ms. Sobin may also manage other investment products for both BACAP and Columbia Management. Ms. Sobin has served in this role since joining the firm in 2001. Prior to joining BACAP, she was a senior vice president and portfolio manager for assets managed under the U.S. large-cap value style at Zurich Scudder Investments from 2000 to 2001. From 1997 to 1999, Ms. Sobin was managing director and senior portfolio manager at Chase Asset Management, where she managed a growth and income fund invested in large-cap and mid-cap value stocks. Ms. Sobin has been in the investment community since 1983. Ms. Sobin earned her bachelor's degree in Business Administration, with a concentration in Finance, from Pace University in New York and is a member of the CFA Institute.

Michael A. Welhoelter, CFA Michael Welhoelter is a director and senior portfolio manager in the Quantitative Strategies Group at Columbia Management, responsible for the co-management of Nations Asset Allocation Fund, Nations Asset Allocation Portfolio, Nations LifeGoal Growth Portfolio, Nations LifeGoal Balanced Growth Portfolio, Nations LifeGoal Income and Growth Portfolio and Nations LifeGoal Income Portfolio since 2004. Mr. Welhoelter may also manage other investment products for both BACAP and Columbia Management. From 2001 to 2004, Mr. Welhoelter served as a senior vice president and senior portfolio manager within the structured equity team at Columbia Management.
Mr. Welhoelter joined Columbia Management in 2001 from Credit Suisse Asset Management, where he was a portfolio manager in the structured products group, overseeing long/short market neutral and the large cap core products from 1997 to 2001. Mr. Welhoelter has been in the investment community since 1988.
Mr. Welhoelter earned his bachelor's degree in Computer and Information Science from Colgate University. He is a member of the New York Society of Security Analysts and the Society of Quantitative Analysts.

Nations Separate Account Trust pays BACAP an annual fee for its investment advisory services. The fee is calculated as a percentage of the average daily net assets of each Portfolio and is paid monthly. BACAP uses part of this money to pay investment sub-advisers for the services they provide to certain Portfolios.

BACAP has agreed to waive fees and/or reimburse expenses for certain Portfolios. You'll find a discussion of any waiver and/or reimbursement in the Portfolio descriptions. There is no assurance that BACAP will continue to waive and/or reimburse any fees and/or expenses.

The following chart shows the maximum advisory fees BACAP can receive, along with the actual advisory fees BACAP and/or an affiliate received during the Portfolios' last fiscal year, after waivers and/or reimbursements. Certain Portfolios have a breakpoint schedule for their advisory fees. Please refer to the fee tables of the Portfolios for the specifics of any applicable breakpoint schedule.

Annual investment advisory fee, as a % of average daily net assets

                                                         Maximum   Actual fee
                                                         advisory   paid last
                                                           fee     fiscal year
                                                         --------  -----------
Nations Asset Allocation Portfolio                           0.50%        0.18%
Nations Value Portfolio                                      0.54%        0.54%
Nations Marsico Growth Portfolio                             0.74%        0.74%
Nations Marsico Focused Equities Portfolio                   0.74%        0.74%
Nations Marsico MidCap Growth Portfolio                      0.65%        0.52%
Nations Marsico 21st Century Portfolio                       0.74%        0.03%
Nations Small Company Portfolio                              0.64%        0.64%
Nations International Value Portfolio                        0.85%        0.58%
Nations Marsico International Opportunities Portfolio        0.80%        0.73%
Nations High Yield Bond Portfolio                            0.55%        0.55%

Investment sub-advisers

Nations Funds and BACAP engage one or more investment sub-advisers for certain Portfolios to make day-to-day investment decisions for the Portfolio. BACAP retains ultimate responsibility (subject to Board oversight) for overseeing the sub-advisers and evaluates the Portfolios' needs and available sub-advisers' skills and abilities on an ongoing basis. Based on its evaluations, BACAP may at times recommend to the Board that a Portfolio:

  .   change, add or terminate one or more sub-advisers;

  . continue to retain a sub-adviser even though the sub-adviser's ownership or corporate structure has changed; or

  .   materially change a sub-advisory agreement with a sub-adviser.

Applicable law requires a Portfolio to obtain shareholder approval in order to act on most of these types of recommendations, even if the Board has approved the proposed action and believes that the action is in shareholders' best interests. BACAP and the Portfolios have applied for relief from the SEC to permit the Portfolios to act on many of BACAP's recommendations with approval only by the Board and not by Portfolio shareholders. BACAP or a Portfolio would inform the Portfolio's shareholders of any actions taken in reliance on this relief. Until BACAP and the Portfolios obtain the relief, each Portfolio will continue to submit these matters to shareholders for their approval to the extent required by applicable law.

Nations Separate Account Trust and BACAP have engaged the following sub-advisers to provide day-to-day portfolio management for certain Portfolios. These sub-advisers function under the supervision of BACAP and the Board of Nations Separate Account Trust. Information about the sub-advisers and the portfolio managers and/or team members of the sub-advisers that are responsible for the day-to-day investment decisions for the Portfolios is provided below. The SAI provides additional information about the compensation of these portfolio managers/team members, other accounts managed by the portfolio managers/team members and the portfolio managers'/team members' ownership of securities in the Portfolios.

Marsico Capital Management, LLC
1200 17th Street
Suite 1300
Denver, Colorado 80202

Marsico Capital Management, LLC

Marsico Capital is a registered investment adviser and a wholly-owned subsidiary of Bank of America. Marsico Capital is a full service investment advisory firm founded by Thomas F. Marsico in September 1997. Marsico Capital currently has approximately $35 billion in assets under management.

Marsico Capital is the investment sub-adviser to:

  .   Nations Marsico Growth Portfolio

  .   Nations Marsico Focused Equities Portfolio

  .   Nations Marsico 21st Century Portfolio

  .   Nations Marsico MidCap Growth Portfolio

  .   Nations Marsico International Opportunities Portfolio

Thomas F. Marsico, is the Chief Investment Officer of Marsico Capital, and manages the investment program of Nations Marsico Focused Equities Portfolio and Nations Marsico Growth Portfolio. Mr. Marsico has over 20 years of experience as a securities analyst and a portfolio manager. Prior to forming Marsico Capital, Mr. Marsico served as the portfolio manager of the Janus Twenty Fund from January 31, 1988 through August 11, 1997 and served in the same capacity for the Janus Growth and Income Fund from May 31, 1991 (the Fund's inception date) through August 11, 1997.

Corydon J. Gilchrist, CFA, is the portfolio manager of Nations Marsico MidCap Growth Portfolio and Nations Marsico 21st Century Portfolio. Prior to joining Marsico Capital in May of 2000, Mr. Gilchrist spent four years as an international portfolio manager and analyst at Invista Capital Management, where he was on a committee that managed several international equity funds. He holds BBA and MBA degrees from the University of Iowa, and holds a CFA charter.

James G. Gendelman, is the portfolio manager of Nations Marsico International Opportunities Portfolio. Prior to joining Marsico Capital in May 2000,
Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelor's degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was a certified public accountant for Ernst & Young from 1983 to 1985.

Brandes Investment Partners, L.P.
11988 El Camino Real
Suite 500
San Diego, California 92130

Brandes Investment Partners, L.P.

Founded in 1974, Brandes is an investment advisory firm with 74 investment professionals who manage more than $85 billion in assets. Brandes uses a value-oriented approach to managing global investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes is the investment sub-adviser to Nations International Value Portfolio. Brandes' Large Cap Investment Committee is responsible for making the day-to-day investment decisions for the Portfolio. Information about certain team members follows.

                     Length of Service         Business Experience During the Past
Name and Title       with the Fund             Five Years (All positions are at Brandes)
--------------       ------------------------  -----------------------------------------
Glenn Carlson Chief  Since the Portfolio's      CEO, 2004-Present Co-CEO, 2002-2004
Executive Officer    inception                  Managing Partner, 1996-2002

Brent Woods          Since the Portfolio's      Managing Director - Investments, 2002-
Managing Director -  inception                  Present Managing Partner, 1998-2002
Investments

William Pickering    Since the Portfolio's      Director - Investments, 1998-Present
Director -           inception
Investments

Amelia Morris        Since the Portfolio's      Senior Analyst, 1998-Present
Senior Analyst       inception

Keith Colestock      Since the Portfolio's      Senior Research Analyst, 2001-Present
Senior Research      inception                  Portfolio Manager, 1996-2001
Analyst

MacKay Shields LLC
9 West 57th Street
New York, New York 10019

MacKay Shields LLC

Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. As of June 30, 2004 the firm's 86 investment professionals manage more than $37 billion in assets, including over $15 billion in high yield assets.

MacKay Shields' High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Nations High Yield Bond Portfolio.

Donald E. Morgan, CFA Donald Morgan is a Senior Managing Director and Co-Head of Fixed Income -- High Yield Division of MacKay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team.
Mr. Morgan was promoted to Senior Managing Director in the third quarter of 2002, and promoted to Managing Director in the fourth quarter of 1998. Prior to joining MacKay Shields, Mr. Morgan was a High Yield Analyst with Fidelity Management & Research from June 1994 to May 1997. Mr. Morgan received a BS in Finance from New York University and became a holder of the Chartered Financial Analyst designation in 1998. Mr. Morgan has been in the investment management and research industry since 1994.

J. Matthew Philo, CFA Matt Philo is a Senior Managing Director of MacKay Shields and is a Portfolio Manager/Research Analyst on the High Yield Portfolio Management Team. Mr. Philo was promoted to Senior Managing Director in the fourth quarter of 2004 and promoted to Managing Director in the first quarter of 2000. Mr. Philo joined MacKay Shields in 1996 from Thorsell, Parker Partners Inc. where he was an analyst and portfolio manager focusing on mid-cap companies. He was previously with Moran Asset Management as an equity portfolio manager and analyst. Mr. Philo became a holder of the Chartered Financial Analyst designation in 1993. He received a BA in Economics from the State University of New York at Albany and a MBA in Finance from New York University. Mr. Philo has been in the investment management and research industry since 1984.

BACAP Distributors, LLC
One Bank of America Plaza
Charlotte, North Carolina 28255

Other service providers

The Portfolios are distributed by BACAP Distributors, LLC (BACAP Distributors), a registered broker/dealer. BACAP Distributors may pay commissions, distribution (12b-1) and shareholder servicing fees, and/or other compensation to companies for selling shares and providing services to investors.

BACAP Distributors is also administrator of the Portfolios and is responsible for overseeing the administrative operations of the Portfolios. The Portfolios pay BACAP Distributors a fee for its services, plus certain out-of-pocket expenses. The fee is calculated as an annual percentage of the average daily net assets of the Portfolios and is paid monthly, as follows:

Stock and Corporate Bond Portfolios (except Nations Asset Allocation
  Portfolio)                                                              0.23%
International Stock Portfolios (also Nations Asset Allocation Portfolio)  0.22%

PFPC Inc.
400 Bellevue Parkway
Wilmington, Delaware 19809

PFPC Inc. (PFPC) is the transfer agent for the Portfolios' shares. Its responsibilities include processing purchases, sales and exchanges, calculating and paying distributions, keeping shareholder records, preparing account statements and providing customer service.

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

About your investment

We've used the term, investment professional, to refer to the person who has assisted you with buying the Portfolios. Selling agent or servicing agent (sometimes referred to as a selling agent) means the company that employs your investment professional. Selling agents include banks, brokerage firms, mutual fund dealers, participating life insurance companies, and other financial institutions, including affiliates of Bank of America.

When you sell shares of a mutual fund, the fund is effectively ''buying'' them back from you. This is called a redemption.

A business day is any day that the New York Stock Exchange (NYSE) is open. A business day ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes.

The NYSE is closed on weekends and on the following national holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

[GRAPHIC APPEARS HERE]

Buying, selling and transferring shares

Nations Separate Account Trust Portfolios are available only to owners of variable annuity contracts and/or variable life insurance policies. Please refer to the prospectus that describes your annuity contract and/or life insurance policy for information about how to buy, sell and transfer your investment among shares of the Portfolios.

Short-term trading activity and market timing -- The interests of a Portfolio's long-term shareholders may be adversely affected by certain short-term trading activity by Portfolio shareholders. Such short-term trading activity, when excessive, has the potential to interfere with efficient portfolio management, generate transaction and other costs, dilute the value of Portfolio shares held by long-term shareholders and have other adverse effects on the Portfolio. This type of excessive short-term trading activity is referred to herein as ''market timing.'' The Portfolios are not intended as vehicles for market timing. Accordingly, organizations or individuals that use market timing investment strategies should not purchase shares of the Portfolios to implement their market timing strategies. Nations Funds' Board has adopted policies and procedures with respect to market timing activity as discussed below.

Market timing may negatively impact long-term performance of a Portfolio by requiring it to maintain a larger percentage of assets in cash or to liquidate portfolio holdings at a disadvantageous time. Market timing could increase a Portfolio's expenses through increased trading and transaction costs, forced and unplanned portfolio turnover, and large asset fluctuations that could diminish a Portfolio's ability to provide the maximum investment return to all participants. Certain Portfolios may be more susceptible to these negative effects of market timing. For example, Portfolios that invest principally in foreign securities may be more susceptible to arbitrage opportunities resulting from mispricing due to time zone differences among international financial markets. Market timers seek potential price differentials that may occur with securities that trade in a different time zone. The Portfolios that invest principally in small- and mid-capitalization securities may be more susceptible to arbitrage opportunities due to the less liquid nature of smaller company securities. Fair value pricing may reduce these arbitrage opportunities.

Shares of the Portfolios are held through insurance company separate accounts. Accordingly, essentially all purchase, redemption, and transfer orders are received through omnibus accounts, in which shares are held in the name of an insurance company on behalf of multiple variable product owners. Transaction requests submitted to the Portfolios reflect the netting of transactions of multiple variable product owners whose individual transactions are not disclosed to the Portfolios. Therefore, Nations Funds typically is not able to identify trading by a particular variable product owner through an omnibus account, which may make it difficult or impossible to determine if a particular account is engaged in market timing.

Nations Funds, directly and through its agents, takes various steps designed to deter and curtail market timing. For example, Nations Funds monitors each separate account's daily purchase and redemption orders, which reflect the

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

aggregate and net result of all purchase, redemption, and transfer activity of all variable product owners in that separate account. If Nations Funds detects that a separate account has conducted two ''round trips'' (as defined below) in a Portfolio that are deemed material by Nations Funds in any 28-day period or if, in the opinion of Nations Funds, the separate account's prior history may be consistent with a pattern of market timing by variable product owners, Nations Funds will request that the insurance company research the source of the activity and determine whether a particular variable product owner is engaging in market timing in violation of Nations Funds' policy. If an insurance company determines that a variable product owner has conducted two round trips that are deemed material by Nations Funds in any 28-day period, Nations Funds' will generally require rejection of such variable product owner's future purchase orders, including transfer purchase orders, involving any Portfolio. In addition, if Nations Funds determines that any variable product owner or separate account has engaged in any type of market timing activity (independent of the two-round trip limit) Nations Funds may, in its discretion, reject future purchase orders, involving the same or any other Portfolio. In any event, Nations Funds also retains the right to reject any order to buy or transfer shares and also retains the right to modify these market timing policies at any time without prior notice to shareholders. The right to redeem shares of a Portfolio are not affected by any of these limits.

For these purposes, a ''round trip'' is a purchase by any means into a Portfolio followed by a redemption, of any amount, by any means out of the same Portfolio. Under this definition, a transfer into a Portfolio followed by a transfer out of the same Portfolio is treated as a single round trip. Also for these purposes, where known, accounts under common ownership or control generally will be counted together. Accounts maintained or managed by a common intermediary, such as an insurance company, adviser, selling agent or trust department, generally will not be considered to be under common ownership or control. The two round-trip limit may be modified for, or may not be applied to, accounts held by certain retirement plans to conform to plan limits, considerations relating to the Employee Retirement Income Security Act of 1974 or regulations of the Department of Labor, and for certain asset allocation or wrap programs.

These policies will be applied uniformly to all insurance companies. However, there is no assurance that the insurance company will investigate trading activity at the request of Nations Funds, stop activity that proves to be against Nations Funds' policies or implement Nations Funds' market timing policies and practices. Nations Funds must rely, in large part, on the rights, ability, and willingness of insurance companies to detect and deter market timing. Nations Funds' policies are separate from, and in addition to, any policies and procedures adopted by an insurance company relating to variable product owner transactions. Certain insurance companies have different policies regarding monitoring and restricting market timing in the underlying variable product owner accounts that they maintain through an omnibus account that may be more or less restrictive than the Nations Funds' practices. For example, the terms and conditions of certain existing insurance contracts between an insurance company and a variable product owner may limit the ability of the insurance company to address frequent trading activity by the variable product owner. If the policy of an insurance company is to follow the market timing policy of the underlying investment options, then the policies and practices of the Nations Funds discussed herein will be implemented by such insurance company. The prospectus that describes your annuity contract and/or life insurance policy will contain a description of the insurance company's policies and procedures, if any, with respect to market timing. Nations Funds reserves the right, but does not have the obligation, to reject purchase orders from, or to stop or limit the offering of shares to, insurance company separate accounts. In addition, Nations Funds reserves the right to remove any insurance company from its platform that does not cooperate with the Portfolio's effort to deter market timing.

The practices and policies described above are intended to deter and curtail market timing in the Nations Funds. However, there can be no assurance that either Nations Funds' or the insurance companies' policies and procedures, individually or collectively, will be totally effective in this regard because of various factors. Consequently, there is the risk that Nations Funds may not be able to do anything in response to market timing that occurs in a Portfolio which may result in certain variable product owners being able to market time a Portfolio while the other variable product owners in that Portfolio bear the burden of such activities.

Nations Funds seeks to act in a manner that it believes is consistent with the best interests of Portfolio shareholders in making any judgments regarding market timing. Neither Nations Funds nor its agents shall be held liable for any loss resulting from rejected purchase orders or transfers.

How shares are priced

All transactions are based on the price of a Portfolio's shares -- or its net asset value per share. We calculate net asset value per share for each Portfolio at the end of each business day. First, we calculate the net asset value for each Portfolio by determining the value of the Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of shares that investors hold in the Portfolio.

Valuing securities in a Portfolio

The value of a Portfolio's shares is based on the total market value of all of the securities and other assets that it holds as of a specified time. The prices reported on stock exchanges and other securities markets around the world are usually used to value securities in a Portfolio. If a market price isn't readily available, we will base the price of the security on its fair value. A market price is considered not readily available if, among other circumstances, the most recent reported price is deemed unreliable. For example, securities which may be subject to fair valuation include, but are not limited to: (1) restricted securities for which a pricing service is unable to provide a market price; (2) securities whose trading has been formally suspended; (3) debt securities that have gone into default and for which there is no current market quotation; and (4) a security whose market price is not available from a pre-established pricing service. In addition, the Portfolios may fair value securities that trade on a foreign exchange because a significant event has occurred after the foreign exchange closes but before the time as of which a Portfolio's share price is calculated. Foreign exchanges typically close before the time as of which Portfolio shares prices are calculated, and may be closed altogether on some days a Portfolio is open. Such significant events affecting a foreign security may include, but are not limited to: (1) those impacting a single issuer; (2) governmental actions that affect securities in one sector or country; (3) natural disasters or armed conflicts affecting a country or region; or (4) significant domestic or foreign market fluctuations. We use various criteria, including an evaluation of U.S. market moves after the close of foreign markets, in determining whether a market price is readily available and, if not, what the security's fair value is.

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

Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Portfolio shares. However, when a Portfolio uses fair value to price securities, it may value those securities higher or lower than another fund that uses market quotations to price the same securities. Nations Funds has retained an independent fair value pricing service to assist in the fair valuation process for Portfolios that primarily invest in international securities. Because of the judgment involved in fair value decisions, there can be no assurance that the value ascribed to a particular security is accurate. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by a Portfolio could change on days when Portfolio shares cannot be bought or sold.

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[GRAPHIC APPEARS HERE]

How selling and servicing agents are paid

Selling and servicing agents usually receive compensation based on your investment in the Portfolios. Selling agents typically pay a portion of the compensation they receive to their investment professionals.

The distribution fee is often referred to as a ''12b-1'' fee because it's paid through a plan approved under Rule 12b-1 under the 1940 Act.

Your selling agent may charge other fees related to services provided.

Distribution (12b-1) and shareholder servicing fees

BACAP Distributors and selling and servicing agents may be compensated for selling shares and providing services to investors under a combined distribution and shareholder servicing plan.

BACAP Distributors and selling and servicing agents may receive a maximum combined annual distribution (12b-1) and shareholder servicing fee of 0.25% for selling shares and providing services to holders of variable annuity contracts and/or variable life insurance policies with whom the selling and servicing agents have a relationship.

Fees are calculated daily and paid monthly. Because these fees are paid out of the Portfolios' assets on an ongoing basis they will increase the cost of your investment over time, and may cost you more than any sales charges you may pay.

The Portfolios pay these fees to BACAP Distributors and/or to eligible selling and servicing agents and financial institutions, including BACAP or other affiliates, for as long as the plans continue. We may reduce or discontinue payments at any time.

Other compensation

Selling and servicing agents may also receive:

  . a bonus, incentive or other cash compensation relating to the sale, promotion and marketing of the Portfolios

  .   additional amounts on all sales of shares:

     .   up to 1.00% of the offering price per share

  . non-cash compensation like trips to sales seminars, tickets to sporting events, theater or other entertainment, opportunities to participate in golf or other outings and gift certificates for meals or merchandise

Any such compensation, which is paid by BACAP or BACAP Distributors and not by the Portfolios, is discretionary and may be available only to selected selling and servicing agents. For example, BACAP Distributors sometimes sponsors promotions involving Banc of America Investment Services, Inc., an affiliate of BACAP and BACAP Distributors, and certain other selling or servicing agents. Selected selling or servicing agents also may receive compensation for opening or servicing a minimum number of accounts.

BACAP and BACAP Distributors may pay significant amounts from their own assets to selling or servicing agents of the Portfolios for distribution-related activities or other services they provide. These amounts, which are in addition to any distribution (12b-1) and shareholder servicing fees paid by the Portfolios, may be fixed dollar amounts or a percentage of sales or both, and may be up-front or ongoing payments or both. Agents may agree to provide a variety of marketing related services or access-advantages to the Portfolios, including, for example, presenting Portfolios on ''preferred'' or ''select'' lists, in return for the payments. Selling or servicing agents, in turn, may pay some

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

or all of these amounts to their employees who recommend or sell Portfolio shares or allocate or invest client assets among different investment options.

In addition, BACAP and BACAP Distributors may pay significant amounts from their own assets for services provided and costs incurred by third parties of a type that would typically be provided or incurred directly by the Nations Funds' transfer agent. The Nations Funds also may pay significant amounts to third party intermediaries, including selling and servicing agents, for providing these types of services or incurring these types of costs.

These and other payments, and the difference between payments made with respect to the Portfolios and those made with respect to other mutual funds available through the agent, may give rise to conflicts of interest between the agent and its clients. You should be aware of these potential conflicts of interest and discuss these matters with your selling or servicing agent.

                                      74

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[GRAPHIC APPEARS HERE]

Distributions and taxes

About distributions

A mutual fund can make money two ways:

  . It can earn income. Examples are interest paid on bonds and dividends paid on common stocks.

  . A portfolio can also have capital gain if the value of its investments increases. If a portfolio sells an investment at a gain, the gain is realized. If a portfolio continues to hold the investment, any gain is unrealized.

A mutual fund is generally not subject to federal income tax as long as it distributes its net investment income and net realized capital gain, if any, to its shareholders. The Portfolios intend to pay out a sufficient amount of their income and capital gain, if any, to their shareholders so the Portfolios won't have to pay any federal income tax. When a Portfolio makes this kind of a payment, it's split among all shares, and is called a distribution.

All of the Portfolios distribute any net realized capital gain at least once a year. Normally, all of the Portfolios declare and pay distributions of net investment income annually. The Portfolios may, however, declare and pay distributions of net investment income more frequently. Zero coupon bonds generate income each year to an investing Portfolio without generating cash for distributions. A Portfolio may be required to prematurely sell investments to make distributions or pay for redemptions.

Any distribution you receive is paid based on the number of shares you hold on the record date, which is usually the day before the distribution is paid. Shares are eligible to receive distributions from the trade date or realized capital gain from the trade date of the purchase up to and including the day before the shares are sold.

Each time a distribution is made, the net asset value per share of the Portfolio is reduced by the amount of the distribution. We'll automatically reinvest distributions in additional shares of the same Portfolio.

This information is a summary of how federal income taxes may affect your investment in the Portfolios. It is not intended as a substitute for careful tax planning. You should consult with your own tax adviser about your situation, including any foreign, state and local taxes that may apply.

For more information about federal income taxes, please see the SAI.

How taxes affect your investment

Shares of each Portfolio are only offered to you through a variable annuity contract and/or variable insurance policy of a participating insurance company. You should review the prospectus and other information provided to you by your participating insurance company regarding the federal income taxation of your variable annuity contract and/or variable life insurance policy. As discussed in the prospectus for your variable annuity contract or variable insurance policy, your contract or policy may qualify for favorable tax treatment.

As long as your variable annuity contract or variable insurance policy maintains favorable tax treatment, you will only be taxed on your investment in a Portfolio through such contract or policy, even if you sell Portfolio shares or receive the Portfolio's distributions. In order to qualify for such treatment, among other things, the ''separate accounts'' of participating insurance companies, which maintain and invest net proceeds from the variable annuity contracts and variable insurance policies, must be ''adequately diversified.'' Each Portfolio intends to operate in such a manner so that a separate account investing in Portfolio shares on behalf of a holder of a variable annuity contract or variable insurance policy will be ''adequately diversified.''

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

Legal matters

On February 9, 2005, BACAP and BACAP Distributors entered into an Assurance of Discontinuance with the New York Attorney General (the ''NYAG Settlement'') and consented to the entry of a cease-and-desist order by the SEC (the ''SEC Order''). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website at http://www.sec.gov. Under the terms of the NYAG Settlement and SEC Order, BACAP and BACAP Distributors have agreed, among other things, to pay disgorgement and civil money penalties, to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices, to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures and to reduce management fees for five years. BACAP and BACAP Distributors are currently in the process of implementing the various terms of the NYAG Settlement and SEC Order.

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Nations Funds, its Board of Trustees, the Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively ''BAC''). On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (''MDL''). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds against BAC and others that asserts claims under the federal securities laws and state common law. Nations Funds is a nominal defendant in this action. The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any Fund, if any, cannot currently be made.

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[GRAPHIC APPEARS HERE]

Financial highlights

The financial highlights table is designed to help you understand how the Portfolios have performed for the past five years or, if shorter, the period of the Portfolio's operations. Certain information reflects financial results for a single Portfolio share. The total return line indicates how much an investment in the Portfolio would have earned, assuming all dividends and distributions had been reinvested. The total return line does not reflect fees and expenses associated with the annuity contract or life insurance policy which, if reflected, would reduce the total returns for all periods shown.

This financial information has been audited by PricewaterhouseCoopers LLP. The independent registered public accounting firm's report and Nations Separate Account Trust's financial statements are incorporated by reference into the SAI. Please see the back cover of this prospectus to find out how you can get a copy of the SAI.

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

Nations Asset Allocation Portfolio*                                   For a Share outstanding throughout each year
-----------------------------------                    ----------------------------------------------------------------------
                                                       Year ended     Year ended     Year ended     Year ended     Year ended
                                                       12/31/04#      12/31/03#      12/31/02#      12/31/01#       12/31/00
                                                       ----------     ----------     ----------     ----------     ----------
Net asset value, beginning of year                        $  9.48        $  8.05        $  9.46        $ 10.13         $ 9.65
Income from investment operations:
Net investment income/(loss)                                 0.14           0.12           0.15           0.22           0.31
Net realized and unrealized gain/(loss) on investments       0.64           1.42          (1.43)         (0.70)          0.48
Net increase/(decrease) in net asset value from
  operations                                                 0.78           1.54          (1.28)         (0.48)          0.79
Less distributions:
Dividends from net investment income                        (0.14)         (0.11)         (0.13)         (0.19)         (0.31)
Total dividends and distributions                           (0.14)         (0.11)         (0.13)         (0.19)         (0.31)
Net asset value, end of year                              $ 10.12        $  9.48        $  8.05        $  9.46         $10.13
Total return++                                               8.21%(b)      19.09%        (13.54)%        (4.72)%         8.14%
                                                          =======        =======        =======        =======         ======
Ratios to average net assets/supplemental data:
Net assets, end of year (in 000's)                        $21,868        $18,771        $10,636        $10,085         $7,321
Ratio of operating expenses to average net assets            1.00%(a)       1.00%(a)       1.00%(a)       1.00%(a)       1.00%(a)
Ratio of net investment income/(loss) to average net
  assets                                                     1.43%          1.37%          1.72%          2.31%          3.38%
Portfolio turnover rate                                       205%           262%           372%           273%           210%
Ratio of operating expenses to average net assets
  without waivers and/or expense reimbursements              1.67%(a)       1.71%(a)       1.97%(a)       2.34%(a)       2.21%(a)

* Prior to May 1, 2001, Nations Asset Allocation Portfolio was known as Nations Balanced Assets Portfolio.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Value Portfolio                                            For a Share outstanding throughout each year
-----------------------                          -------------------------------------------------------------------------
                                                 Year ended     Year ended     Year ended        Year ended     Year ended
                                                 12/31/04 #     12/31/03 #     12/31/02 #        12/31/01 #     12/31/00 #
                                                 ----------     ----------     ----------        ----------     ----------
Net asset value, beginning of year                  $ 10.51        $  8.15        $ 10.39           $ 11.29        $ 10.61
Income from investment operations:
Net investment income/(loss)                           0.15           0.13           0.12              0.10           0.12
Net realized and unrealized gain/(loss) on
  investments                                          1.24           2.33          (2.27)            (0.91)          0.67
Net increase/(decrease) in net asset value from
  operations                                           1.39           2.46          (2.15)            (0.81)          0.79
Less distributions:
Dividends from net investment income                  (0.14)         (0.10)         (0.09)            (0.09)         (0.11)
Total dividends and distributions                     (0.14)         (0.10)         (0.09)            (0.09)         (0.11)
Net asset value, end of year                        $ 11.76        $ 10.51        $  8.15           $ 10.39        $ 11.29
Total return++                                        13.18%(c)      30.17%        (20.73)%           (7.20)%         7.47%
                                                    =======        =======        =======           =======        =======
Ratios to average net assets/supplemental data:
Net assets, end of year (in 000's)                  $76,093        $49,324        $19,598           $14,017        $11,073
Ratio of operating expenses to average net
  assets                                               1.00%(a)       1.00%(a)       1.00%(a)(b)       1.00%(a)       1.00%(a)(b)
Ratio of net investment income/(loss) to
  average net assets                                   1.36%          1.47%          1.30%             1.00%          1.12%
Portfolio turnover rate                                  48%            55%            89%              168%           174%
Ratio of operating expenses to average net
  assets without waivers and/or expense
  reimbursements                                       1.33%(a)       1.40%(a)       1.59%(a)          2.00%(a)       1.87%(a)

++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

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

Nations Marsico Growth Portfolio*                               For a Share outstanding throughout each year
---------------------------------          -------------------------------------------------------------------------------
                                           Year ended        Year ended        Year ended        Year ended     Year ended
                                           12/31/04 #        12/31/03 #        12/31/02 #        12/31/01 #     12/31/00 #
                                           ----------        ----------        ----------        ----------     ----------
Net asset value, beginning of year           $  14.73           $ 11.28           $ 13.45           $ 16.33        $ 18.86
Income from investment operations:
Net investment income/(loss)                    (0.02)            (0.04)            (0.05)            (0.02)         0.00 **
Net realized and unrealized gain/(loss)
  on investments                                 1.94              3.49             (2.12)            (2.86)         (2.34)
Net increase/(decrease) in net asset
  value from operations                          1.92              3.45             (2.17)            (2.88)         (2.34)
Less distributions:
Dividends from net investment income               --                --                --             (0.00)**       (0.00)**
Distributions from net realized capital
  gains                                            --                --                --                --          (0.19)
Total dividends and distributions                  --                --                --             (0.00)**       (0.19)
Net asset value, end of year                 $  16.65           $ 14.73           $ 11.28           $ 13.45        $ 16.33
Total return++                                  13.03%(c)         30.59%           (16.13)%          (17.63)%       (12.42)%
                                             ========           =======           =======           =======        =======
Ratios to average net assets/supplemental
  data:
Net assets, end of year (in 000's)           $153,100           $95,596           $56,948           $72,550        $90,791
Ratio of operating expenses to average
  net assets                                     1.12%(a)(b)       1.13%(a)(b)       1.14%(a)(b)       1.10%(a)       1.10%(a)(b)
Ratio of net investment income/(loss) to
  average net assets                            (0.11)%           (0.34)%           (0.40)%           (0.14)%         0.01%
Portfolio turnover rate                            77%               83%              107%              113%           122%
Ratio of operating expenses to average
  net assets without waivers and/or
  expense reimbursements                         1.37%(a)          1.38%(a)          1.42%(a)          1.43%(a)       1.39%(a)

* Prior to May 1, 2002, Nations Marsico Growth Portfolio was known as Nations Marsico Growth & Income Portfolio.
**   Amount represents less than $0.01 per share.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Marsico Focused Equities Portfolio                         For a Share outstanding throughout each year
------------------------------------------       -------------------------------------------------------------------------
                                                 Year ended     Year ended     Year ended        Year ended     Year ended
                                                 12/31/04 #     12/31/03 #     12/31/02 #        12/31/01 #     12/31/00 #
                                                 ----------     ----------     ----------        ----------     ----------
Net asset value, beginning of year                 $  15.16       $  11.39       $  13.42          $  16.31       $  19.71
Income from investment operations:
Net investment income/(loss)                          (0.02)         (0.04)         (0.05)            (0.01)          0.01
Net realized and unrealized gain/(loss) on
  investments                                          1.75           3.81          (1.98)            (2.88)         (3.09)
Net increase/(decrease) in net asset value from
  operations                                           1.73           3.77          (2.03)            (2.89)         (3.08)
Less distributions:
Dividends from net investment income                     --             --             --                --          (0.01)
Distributions from net realized capital gains            --             --             --                --          (0.31)
Total dividends and distributions                        --             --             --                --          (0.32)##
Net asset value, end of year                       $  16.89       $  15.16       $  11.39          $  13.42       $  16.31
Total return++                                        11.41%(c)      33.10%        (15.13)%          (17.72)%       (15.82)%
                                                   ========       ========       ========          ========       ========
Ratios to average net assets/supplemental data:
Net assets, end of year (in 000's)                 $195,738       $162,096       $101,516          $116,739       $148,714
Ratio of operating expenses to average net
  assets                                               1.09%(a)       1.08%(a)       1.09%(a)(b)       1.10%(a)       1.10%(a)(b)
Ratio of net investment income/(loss) to
  average net assets                                  (0.16)%        (0.29)%        (0.41)%           (0.08)%         0.06%
Portfolio turnover rate                                  99%            76%           119%              128%           141%
Ratio of operating expenses to average net
  assets without waivers and/or expense
  reimbursements                                       1.34%(a)       1.33%(a)       1.35%(a)          1.38%(a)       1.36%(a)

++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
## Includes distributions in excess of net investment income or from net realized gains which amounted to less than $0.01 per share.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Marsico MidCap Growth Portfolio*                                 For a Share outstanding throughout each period
----------------------------------------                        ------------------------------------------------------------
                                                                Year ended        Year ended     Year ended     Period ended
                                                                12/31/04 #        12/31/03 #     12/31/02 #     12/31/01 *#
                                                                ----------        ----------     ----------     ------------
Net asset value, beginning of period                               $  7.10           $  5.57        $  8.44          $ 10.00
Income from investment operations:
Net investment income/(loss)                                         (0.03)            (0.03)         (0.02)           (0.02)
Net realized and unrealized gain/(loss) on investments                1.03              1.56          (2.85)           (1.54)
Net increase/(decrease) in net asset value from operations            1.00              1.53          (2.87)           (1.56)
Less distributions:
Dividends from net investment income                                    --                --             --               --
Total dividends and distributions                                       --                --             --               --
Net asset value, end of period                                     $  8.10           $  7.10        $  5.57          $  8.44
Total return++                                                                                                        (15.60
                                                                     14.08%(c)         27.47%        (34.00)%              )%
                                                                   =======           =======        =======          =======
Ratios to average net assets/supplemental data:
Net assets, end of period (in 000's)                               $59,233           $38,540        $12,641          $ 3,560
Ratio of operating expenses to average net assets                     1.00%(a)(b)       1.00%(a)       1.00%(a)         1.00%+(a)
Ratio of net investment income/(loss) to average net assets          (0.49)%           (0.41)%        (0.38)%          (0.19)%+
Portfolio turnover rate                                                151%               56%            49%              20%
Ratio of operating expenses to average net assets without
  waivers and/or expense reimbursements                               1.38%(a)          1.48%(a)       2.02%(a)         5.73%+(a)

*    MidCap Growth Portfolio commenced operations on May 1, 2001.
+    Annualized.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Marsico 21st Century Portfolio*                             For a Share outstanding throughout each year
---------------------------------------             -------------------------------------------------------------------------
                                                    Year ended        Year ended     Year Ended     Year Ended     Year ended
                                                    12/31/04 #        12/31/03 #     12/31/02 #     12/31/01 #     12/31/00
                                                    ----------        ----------     ----------     ----------     ----------
Net asset value, beginning of year                     $  8.50           $  5.71         $ 6.22        $  8.47        $ 11.63
Income from investment operations:
Net investment income/(loss)                             (0.01)            (0.04)         (0.02)         (0.03)         (0.03)
Net realized and unrealized gain/(loss) on
  investments                                             1.91              2.83          (0.49)         (2.22)         (3.13)
Net increase/(decrease) in net asset value from
  operations                                              1.90              2.79          (0.51)         (2.25)         (3.16)
Less distributions:
Dividends from net investment income                        --                --             --             --             --
Total dividends and distributions                           --                --             --             --             --
Net asset value, end of year                           $ 10.40           $  8.50         $ 5.71        $  6.22        $  8.47
Total return++                                           22.35%(c)         48.86%         (8.20)%       (26.56)%       (27.17)%
                                                       =======           =======         ======        =======        =======
Ratios to average net assets/supplemental data:
Net assets, end of year (in 000's)                     $17,854           $10,914         $5,527        $ 4,825        $ 5,107
Ratio of operating expenses to average net assets         1.10%(a)(b)       1.09%(a)       1.10%(a)       1.07%(a)       1.00%(a)
Ratio of net investment income/(loss) to average
  net assets                                             (0.11)%           (0.57)%        (0.36)%        (0.42)%        (0.25)%
Portfolio turnover rate                                    174%              206%           352%           373           %140%
Ratio of operating expenses to average net assets
  without waivers and/ or expense reimbursements          2.07%(a)          2.06%(a)       2.55%(a)       3.45%(a)       2.25%(a)

* Prior to May 1, 2001, Nations Marsico 21st Century Portfolio was known as Nations Aggressive Growth Portfolio and prior to May 1, 2000, Nations Aggressive Growth Portfolio was known as Nations Disciplined Equity Portfolio.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Small Company Portfolio*                                 For a Share outstanding throughout each year
--------------------------------              -------------------------------------------------------------------------------
                                              Year ended        Year ended        Year ended     Year ended        Year ended
                                              12/31/04#         12/31/03#         12/31/02#      12/31/01#         12/31/00#
                                              ----------        ----------        ----------     ----------        ----------
Net asset value, beginning of year               $  9.65           $  7.15           $  9.72        $  9.39            $ 9.55
Income from investment operations:
Net investment income/(loss)                       (0.09)            (0.06)            (0.05)         (0.03)             0.03
Net realized and unrealized gain/(loss) on
  investments                                       1.07              2.56             (2.51)          0.40              1.03
Net increase/(decrease) in net asset value
  from operations                                   0.98              2.50             (2.56)          0.37              1.06
Less distributions:
Dividends from net investment income                  --                --                --             --             (0.44)
Distributions from net realized capital gains         --                --             (0.01)         (0.04)            (0.44)
Distributions from paid in capital                                      --                --             --             (0.34)
Total dividends and distributions                     --                --             (0.01)         (0.04)            (1.22)
Net asset value, end of year                     $ 10.63           $  9.65           $  7.15        $  9.72            $ 9.39
Total return++                                     10.16%(c)         34.96%           (26.37)%        3.93 %            10.84%
                                                 =======           =======           =======        =======            ======
Ratios to average net assets/supplemental
  data:
Net assets, end of year (in 000's)               $41,210           $35,264           $16,288        $12,579            $9,328
Ratio of operating expenses to average net
  assets                                            1.25%(a)(b)       1.23%(a)(b)       1.25%(a)       1.07%(a)(b)       0.68%(a)
Ratio of net investment income/(loss) to
  average net assets                               (0.89)%           (0.75)%           (0.64)%        (0.31)%            0.31%
Portfolio turnover rate                               68%               57%               48%            70%               94%
Ratio of operating expenses to average net
  assets without waivers and/or expense
  reimbursements                                    1.70%(a)          1.61%(a)          1.92%(a)       2.14%(a)          1.92%(a)

* Prior to May 1, 2001, Nations Small Company Portfolio was known as Nations SmallCap Index Portfolio and prior to May 1, 2000, Nations SmallCap Index Portfolio was known as Nations Managed SmallCap Index Portfolio.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations International Value Portfolio                              For a Share outstanding throughout each period
-------------------------------------              -------------------------------------------------------------------------
                                                   Year ended     Year ended        Year ended     Year ended   Period ended
                                                   12/31/04#      12/31/03#         12/31/02#      12/31/01#    12/31/00*
                                                   ----------     ----------        ----------     ----------   ------------
Net asset value, beginning of period                  $ 10.25        $  6.85           $  8.40        $  9.43         $10.00
Income from investment operations:
Net investment income/(loss)                             0.14           0.09              0.14           0.11           0.04
Net realized and unrealized gain/(loss) on
  investments                                            2.14           3.42             (1.49)         (1.05)         (0.57)
Net increase/(decrease) in net asset value from
  operations                                             2.28           3.51             (1.35)         (0.94)         (0.53)
Less distributions:
Dividends from net investment income                    (0.18)         (0.10)            (0.11)         (0.05)         (0.04)
Distributions from net realized capital gains           (0.94)         (0.00)**          (0.09)         (0.04)            --
Distributions from paid in capital                         --          (0.01)               --             --             --
Total dividends and distributions                       (1.12)         (0.11)            (0.20)         (0.09)         (0.04)
Net asset value, end of period                                                                                        $ 8.40
                                                      $ 11.41        $ 10.25           $  6.85                        $ 9.43
Total return++                                          22.35%(c)      51.28%           (16.04)%        (9.87)%        (5.35)%
                                                      =======        =======           =======        =======         ======
Ratios to average net assets/supplemental data:
Net assets, end of period (in 000's)                  $26,332        $24,212           $19,423        $11,506         $2,122
Ratio of operating expenses to average net assets        1.25%(a)       1.24%(a)(b)       1.25%(a)       1.25%          1.25%+
Ratio of net investment income/(loss) to average
  net assets                                             1.29%          1.17%             1.74%          1.25%          1.32%+
Portfolio turnover rate                                    30%            10%               15%            10%             2%
Ratio of operating expenses to average net assets
  without waivers and/or expense reimbursements          1.82%(a)       1.76%(a)          1.81%(a)       3.04%          7.59%+(a)

*    International Value Portfolio commenced operations on July 7, 2000.
**   Amount represents less than $0.01 per share.
+    Annualized.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations Marsico International Opportunities
Portfolio*                                                          For a Share outstanding throughout each year
-------------------------------------------        ----------------------------------------------------------------------------
                                                   Year ended     Year ended     Year ended        Year ended        Year ended
                                                   12/31/04#      12/31/03#      12/31/02#         12/31/01#         12/31/00
                                                   ----------     ----------     ----------        ----------        ----------
Net asset value, beginning of year                   $  13.56        $  9.67        $ 10.44           $ 12.17           $ 14.35
Income from investment operations:
Net investment income/(loss)                             0.08           0.00**         0.02              0.06              0.02
Net realized and unrealized gain/(loss) on
  investments                                            2.17           3.89          (0.79)            (1.77)            (1.99)
Net increase/(decrease) in net asset value from
  operations                                             2.25           3.89          (0.77)            (1.71)            (1.97)
Less distributions:
Dividends from net investment income                    (0.05)         (0.00)**       (0.00)**          (0.02)            (0.02)
Distributions from net realized capital gains           (0.02)            --             --             (0.00)**          (0.19)
Total dividends and distributions                       (0.07)         (0.00)**       (0.00)**          (0.02)            (0.21)
Net asset value, end of year                         $  15.74        $ 13.56        $  9.67           $ 10.44           $ 12.17
Total return++                                          16.59%(c)      40.25%         (7.35)%          (13.98)%          (13.81)%
                                                     ========        =======        =======           =======           =======
Ratios to average net assets/supplemental data:
Net assets, end of year (in 000's)                   $113,124        $52,611        $14,819           $11,330           $13,937
Ratio of operating expenses to average net assets        1.50%(a)       1.45%(a)       1.25%(a)(b)       1.25%(a)(b)       1.25%
Ratio of net investment income/(loss) to average
  net assets                                             0.53%          0.02%          0.15%             0.57%             0.20%
Portfolio turnover rate                                   130%           147%           175%              304%               30%
Ratio of operating expenses to average net assets
  without waivers and/or expense reimbursements          1.57%(a)       1.84%(a)       2.29%(a)          2.52%(a)          2.20%

* Prior to May 1, 2001, Nations Marsico International Opportunities Portfolio was known as Nations International Growth Portfolio.
**   Amount represents less than $0.01 per share.
++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a) The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b) The effect of interest expense on the operating expense ratio was less than 0.01%.
(c) Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

Nations High Yield Bond Portfolio                                For a Share outstanding throughout each period
---------------------------------                  ------------------------------------------------------------------------
                                                   Year ended     Year ended     Year ended     Year ended     Period ended
                                                   12/31/04#      12/31/03#      12/31/02#      12/31/01#       12/31/00*
                                                   ----------     ----------     ----------     ----------     ------------
Net asset value, beginning of period                  $ 10.41        $  8.45        $  8.87        $  8.96           $10.00
Income from investment operations:
Net investment income/(loss)                             0.72           0.81           0.80           1.07             0.50
Net realized and unrealized gain/(loss) on
  investments                                            0.46           1.83          (0.61)         (0.33)           (1.03)
Net increase/(decrease) in net asset value from
  operations                                             1.18           2.64           0.19           0.74            (0.53)
Less distributions:
Dividends from net investment income                    (0.69)         (0.67)         (0.61)         (0.83)           (0.51)
Distributions from net realized capital gains           (0.36)         (0.01)            --             --               --
Total dividends and distributions                       (1.05)         (0.68)         (0.61)         (0.83)           (0.51)
Net asset value, end of period                        $ 10.54        $ 10.41        $  8.45        $  8.87           $ 8.96
Total return++                                          11.40%(b)      31.20%         2.18 %         8.32 %           (5.34)%
                                                      =======        =======        =======        =======           ======
Ratios to average net assets/supplemental data:
Net assets, end of period (in 000's)                  $98,411        $80,317        $35,354        $17,276           $9,843
Ratio of operating expenses to average net assets        0.95%(a)       0.96%(a)       1.00%(a)       1.00%(a)         1.00%+
Ratio of net investment income/(loss) to average
  net assets                                             6.71%          8.18%          9.19%         11.43%           10.68%+
Portfolio turnover rate                                    43%            43%            62%            64%              74%
Ratio of operating expenses to average net assets
  without waivers and/or expense reimbursements          1.20%(a)       1.23%(a)       1.44%(a)       2.13%(a)         1.78%+

* High Yield Bond Portfolio commenced operations on July 7, 2000. + Annualized. ++ Total return represents aggregate total return for the period indicated and assumes reinvestment of all distributions.
# Per share net investment income/(loss) has been calculated using the monthly average shares method.
(a)The effect of the custodial expense offset on the operating expense ratio, with and without waivers and/or expense reimbursements, was less than 0.01%.
(b)Had the investment adviser and/or distributor not reimbursed a portion of expenses, total return would have been reduced.

This glossary includes explanations of the important terms that may be used in this prospectus. Some of the terms explained may apply to Nations Funds not included in this prospectus.

[GRAPHIC APPEARS HERE]

Terms used in this prospectus

80% Policy -- Rule 35d-1 under the 1940 Act (the ''Names Rule''), requires certain Portfolios to adopt an investment policy requiring that, under normal circumstances, at least 80% of its assets will be invested in the type of investment suggested by its name. In most cases, the Names Rule gives affected Portfolios the option to either (i) declare the 80% Policy a fundamental policy, which means it can only be changed by shareholder approval, or
(ii) commit to provide notice to shareholders before changing the 80% Policy. In some cases, the Names Rule requires affected Portfolios to declare their 80% Policy a fundamental policy. The SAI identifies each Portfolio that has adopted an 80% Policy as a fundamental policy as well as each Portfolio that has committed to provide notice to shareholders before changing its 80% Policy.

Amortized cost method -- under Rule 2a-7 of the 1940 Act, the method of calculating an investment company's net asset value whereby portfolio securities are valued at the Portfolio's acquisition cost as adjusted for amortization of premium or accretion of discount rather than at their current market value.

Asset-backed security -- a debt security that gives an investor an interest in a pool of assets that is collateralized or ''backed'' by one or more kinds of assets, including automobile loans or credit card receivables, generally issued by banks, credit card companies or other lenders. Asset-backed securities typically make periodic payments, which may be interest or a combination of interest and a portion of the principal of the underlying assets.

Average dollar-weighted maturity -- the average length of time until the debt securities held by a Portfolio reach maturity. In general, the longer the average dollar-weighted maturity, the more a Portfolio's share price will fluctuate in response to changes in interest rates.

Bank obligation -- a money market instrument issued by a domestic or U.S. branch of a foreign bank, including certificates of deposit, time deposits and bankers' acceptances.

Bond -- a security issued by a governmental body or company (the issuer) to help fund their operations or major projects. The issuer pays interest at a specified rate on a specified date or dates, and repays the principal when the security matures. Short-term debt securities include money market instruments such as U.S. Treasury obligations and commercial paper. Long-term debt securities include fixed income securities such as government and corporate bonds, and mortgage-backed and asset-backed securities.

Capital gain or loss -- the difference between the purchase price of a security and its selling price. An investor realizes a capital gain when it sells a security for more than it paid for it. An investor realizes a capital loss when it sells a security for less than it paid for it.

Cash equivalents -- short-term, interest-bearing instruments which can easily be converted into cash, including U.S. government obligations, bank obligations, and certain asset-backed securities, foreign government securities and commercial paper issued by U.S. and foreign issuers which, at the time of investment, is rated at least Prime-2 by Moody's Investors Service, Inc. (Moody's), A-2 by S&P, or F-1 by Fitch IBCA (Fitch).

Collateralized mortgage obligation (CMO) -- a type of mortgage-backed security. CMO payment obligations are covered by interest and/or principal payments from a pool of mortgages. In addition, the underlying assets of a CMO are typically separated into classes, called tranches, based on maturity. Each tranche pays a different rate of interest. CMOs are not generally issued by the U.S. government, its agencies or instrumentalities.

Commercial paper -- a short-term debt security issued by banks, corporations, municipalities and other borrowers.

Common stock -- a security that represents part equity ownership in a company. Common stock typically allows an investor to vote at shareholder meetings and to share in the company's profits by receiving dividends.

Convertible debt -- a debt security that can be exchanged for common stock (or another type of security) on a specified basis and date.

Convertible security -- a security that can be exchanged for common stock (or another type of security) at a specified rate. Convertible securities include convertible debt, rights and warrants.

Crossing networks -- an electronic system where anonymous parties can match buy and sell transactions. These transactions don't affect the market, and transaction costs are extremely low.

CSFB High Yield Index -- an unmanaged trader-priced portfolio constructed to mirror the investable universe of the dollar-denominated high yield debt market. Issued must be publicly registered in the U.S. or issued under Rule 144A with registration rights. The index includes below investment grade, cash pay, zero-coupon, stepped-rate and pay-in-kind bonds with at least one year remaining to maturity. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Debt security -- a security issued by a governmental body or company (the issuer) to help fund their operations or major projects. The issuer pays interest at a specified rate on a specified date or dates, and repays the principal when the security matures. Short-term debt securities include money market instruments such as U.S. Treasury obligations and commercial paper. Long-term debt securities include fixed income securities such as government and corporate bonds, and mortgage-backed and asset-backed securities.

Depositary receipts -- evidence of the deposit of a security with a custodian bank. American Depositary Receipts (ADRs), for example, are certificates traded in U.S. markets representing an interest of a foreign company. They were created to make it possible for foreign issuers to meet U.S. security registration requirements. Other examples include ADSs, GDRs and EDRs.

Derivatives -- A derivative is a financial contract whose value is based upon, or ''derived'' from, an underlying financial asset (such as a stock or a bond), a commodity (such as gold), a market index (such as the S&P 500) or a reference rate (such as the prime lending interest rate). Examples of derivative instruments include futures, options, index-, equity-, commodity- and currency-linked securities, warrants and swap contracts. For a detailed description of the derivatives described here, see the SAI.

Diversified -- A diversified fund, as defined by the 1940 Act, must have at least 75% of its total assets in cash and cash equivalents, government securities, securities of other investment companies, or other securities. For purposes of this calculation, the fund may not count securities of a single issuer that comprise more than 5% of the fund's assets.

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Dividend yield -- rate of return of dividends paid on a common or preferred stock. It equals the amount of the annual dividend on a stock expressed as a percentage of the stock's current market value.

Duration -- a measure used to estimate how much a Fund's net asset value will fluctuate in response to a change in interest rates. For example, if interest rates rise by one percentage point, the share price of a fund with a duration of five years would decline by about 5%. If interest rates fall by one percentage point, the fund's share price would rise by about 5%.

Equity security -- an investment that gives an investor an equity ownership right in a company. Equity securities (or ''equities'') include common and preferred stock, rights and warrants.

Federal Home Loan Mortgage Corporation (FHLMC) -- a publicly chartered agency that buys qualifying residential mortgages from lenders, re-packages them and provides certain guarantees. The securities issued by the FHLMC are guaranteed as to timely payment of interest and the ultimate collection of principal only by the FHLMC and are not insured or guaranteed by the U.S. government.

Federal National Mortgage Association (FNMA) -- a private, shareholder-owned company that purchases both government-backed and conventional mortgages from lenders and securitizes them. FNMA is a congressionally chartered company, although neither its common stock nor the securities it issues are insured or guaranteed by the U.S. government. The securities issued by FNMA are guaranteed as to timely payment of both principal and interest only by FNMA.

First-tier security -- under Rule 2a-7 under the 1940 Act, a debt security that is an eligible investment for money market funds and has the highest short-term rating from a nationally recognized statistical rating organization (NRSRO), or if unrated, is determined by the Portfolio's portfolio management team to be of comparable quality, or is a money market fund or a government security.

Fixed income security -- an intermediate to long-term debt security that matures in more than one year.

Foreign security -- a debt or equity security determined by a Portfolio's portfolio management team or portfolio manager(s) to be foreign based on an issuer's domicile, its principle place of business, the source of its revenues or other factors. An American Depository Receipt (ADR) may be considered a foreign security by a Portfolio's portfolio management team or portfolio manager(s).

Forward foreign currency contracts -- a forward foreign currency contract includes an obligation to purchase or sell a foreign currency at a specified future date.

Forward purchase agreement -- a contract obligating one party to buy and another party to sell an equity security, commodity, currency or other financial instrument at a specific future date.

Fundamental analysis -- a method of securities analysis that tries to evaluate the intrinsic, or ''true,'' value of a particular stock. It includes a study of the overall economy, industry conditions and the financial condition and management of a company.

Futures contract -- a contract to buy or sell underlying instruments at a specified price on a specified future date. The price is typically set through a futures exchange.

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Government National Mortgage Association (GNMA) -- a government-owned corporation that is considered an agency of the U.S. government. It guarantees, with the full faith and credit of the U.S. government, full and timely payment of all principal and interest on its mortgage-backed securities.

High quality -- includes municipal securities that are rated in the top two highest short-term debt categories according to an NRSRO such as S&P or Moody's. The portfolio management team may consider an unrated municipal security if it is determined to be of comparable quality, based upon guidelines approved by a Portfolio's Board. Please see the SAI for more information about credit ratings.

High yield debt security -- debt securities that, at the time of purchase, are rated ''BB'' or below by S&P or ''Ba'' or below by Moody's, or that are unrated and determined by the portfolio management team to be of comparable quality.

Instrumentality -- an instrumentality of the U.S. government is a government agency organized under federal charter with government supervision.

Interest rate swap -- an agreement between two parties to exchange periodic interest payments based on a predetermined principal amount.

Investment grade -- a debt security that has been given a medium to high credit rating (Baa or higher by Moody's, BBB or higher by S&P or a comparable rating by other NRSROs) based on the issuer's ability to pay interest and repay principal on time. The portfolio management team may consider an unrated debt security to be investment grade if the team believes it is of comparable quality. Please see the SAI for more information about credit ratings.

Lehman Brothers U.S. Aggregate Index -- an unmanaged index of U.S. government agency and U.S. Treasury securities, investment grade corporate bonds and asset-, mortgage-, and commercial mortgage-backed securities. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Liquidity -- a measurement of how easily a security can be bought or sold at a price that is close to its market value.

Money market instrument -- a short-term, high quality debt security. Money market instruments include U.S. Treasury obligations, U.S. government obligations, certificates of deposit, bankers' acceptances, commercial paper, repurchase agreements and certain municipal securities.

Mortgage-backed security or Mortgage-related security -- a debt security that gives you an interest in, and is backed by, a pool of residential mortgages issued by the U.S. government or by financial institutions. The underlying mortgages may be guaranteed by the U.S. government or one of its agencies, authorities or instrumentalities. Mortgage-backed securities typically make monthly payments, which are a combination of interest and a portion of the principal of the underlying mortgages.

MSCI EAFE Index -- an unmanaged free float-adjusted market capitalization index that measures developed market equity performance, excluding the U.S. and Canada. The index includes Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

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Municipal security (obligation) -- a debt security issued by state or local governments or governmental authorities to pay for public or private projects and services. ''General obligations'' are typically backed by the issuer's full taxing and revenue-raising powers. ''Revenue securities'' depend on the income earned by a specific project or authority, like road or bridge tolls, user fees for water or revenues from a utility. Interest income from municipal securities that pay for ''public'' projects and services is exempt from federal income taxes and is generally exempt from state taxes if an investor lives in the state that issued the security. If an investor lives in the municipality that issued the security, interest income may also be exempt from local taxes.

Non-diversified -- a fund that holds securities of fewer issuers than other kinds of funds. Non-diversified funds tend to have greater price swings than more diversified funds because events affecting one or more of its securities may have a disproportionately large effect on the fund.

NRSRO -- A nationally recognized statistical rating organization, such as S&P or Moody's.

Options -- An option is the right to buy or sell a security based on an agreed upon price at a specified time. For example, an option may give the holder of a stock the right to sell the stock to another party, allowing the seller to profit if the price has fallen below the agreed price. Options may also be based on the movement of an index such as the S&P 500.

Over-the-counter market -- a market where dealers trade securities through a telephone or computer network rather than through a public stock exchange.

Preferred stock -- a type of equity security that gives you a limited ownership right in a company, with certain preferences or priority over common stock. Preferred stock generally pays a fixed annual dividend. If the company goes bankrupt, preferred shareholders generally receive their share of the company's remaining assets before common shareholders and after bondholders and other creditors. Ownership of preferred stock typically does not come with certain voting rights that come with common stock.

Pre-refunded bond -- a bond that is repaid before its maturity date. The repayment is generally financed by a new issue. Issuers generally pre-refund bonds during periods of lower interest rates to reduce their interest costs.

Price-to-earnings ratio (P/E ratio) -- the current price of a share divided by its actual or estimated earnings per share. The P/E ratio is one measure of the value of a company.

Private placement -- a private placement is the sale of stocks, bonds or other investments directly to a qualified investor without having to register the offering with the SEC or other comparable foreign regulatory authorities. Qualified investors are typically large institutional investors or high net worth individuals. Securities acquired through private placements generally may not be resold.

Quantitative analysis -- an analysis of financial information about a company or security to identify securities that have the potential for growth or are otherwise suitable for a fund to buy.

Real Estate Investment Trust (REIT) -- a portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls, and real-estate-related loans or interests. A REIT is an entity whose assets are composed primarily of such investments with a special election under the Code.

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Repurchase agreement -- a short-term (often overnight) investment arrangement.
The investor agrees to buy certain securities from the borrower and the borrower promises to buy them back at a specified date and price. The difference between the purchase price paid by the investor and the repurchase price paid by the borrower represents the investor's return.

Reverse repurchase agreement -- a repurchase agreement in which an investor sells a security to another party, like a bank or dealer, in return for cash, and agrees to buy the security back at a specified date and price. Reverse repurchase agreements are, in effect, loans to a fund.

Right -- a temporary privilege allowing investors who already own a common stock to buy additional shares directly from the company at a specified price or formula.

Russell 1000(R) Index -- an unmanaged index, measures the performance of the largest 1,000 U.S. companies and represents approximately 90% of the U.S. equity market. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell 1000(R) Value Index -- an unmanaged index which measures the performance of those securities in the Russell 1000(R) Index with lower price-to-book ratios and forecasted growth rates. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell 2000(R) Index -- an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index and represents approximately 8% of the U.S. equity market. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell 2000(R) Growth Index -- an unmanaged index that measures the performance of those securities in the Russell 2000(R) Index with higher price-to-book ratios and higher forecasted growth rates. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell 3000(R) Index -- an unmanaged index that measures the performance of the 3,000 largest U.S. securities based on total market capitalization, and represents approximately 98% of the investable U.S. equity market. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell MidCap(R) Growth Index -- an unmanaged index which measures the performance of those securities in the Russell MidCap(R) Index with higher price-to-book ratios and forecasted growth values. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

Russell MidCap(R) Index -- an unmanaged index, measures the performance of the 800 smallest companies in the Russell 1000(R) Index and represents approximately 24% of the U.S. equity market. The index is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

S&P 500 Index/1 /-- an unmanaged index of 500 widely held common stocks. The S&P covers 80% of the U.S. market and encompasses more than 100 different industry groups. It is not available for investment and does not reflect fees, brokerage commissions or other expenses of investing.

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Second-tier security -- under Rule 2a-7 under the 1940 Act, a debt security that is an eligible investment for money market funds, but is not a first-tier security.

Senior security -- a debt security that allows holders to receive their share of a company's remaining assets in a bankruptcy before other bondholders, creditors, and common and preferred shareholders.

Settlement date -- the date on which an order is settled either by payment or delivery of securities.

Total return swap -- an agreement between two parties to exchange periodic interest payments for the total return of an equity or fixed income instrument.

Trade date -- the effective date of a purchase, sale or exchange transaction, or other instructions sent to us. The trade date is determined by the day and time we receive the order or instructions in a form that's acceptable to us.

U.S. government obligations -- a wide range of debt securities that include U.S. Treasury obligations, securities issued or guaranteed by various agencies of the U.S. government, or by various instrumentalities which have been established or sponsored by the U.S. government. Securities issued or guaranteed by federal agencies and U.S. government sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government.

U.S. Treasury obligation -- a debt security issued or guaranteed by the U.S. Treasury. U.S. Treasury obligations are backed by the ''full faith and credit'' of the U.S. government.

Warrant -- a certificate that gives you the right to buy common shares at a specified price within a specified period of time.

Zero-coupon bond -- a bond that makes no periodic interest payments. Zero coupon bonds are sold at a deep discount to their face value and mature at face value. The difference between the face value at maturity and the purchase price represents the return.

/1/ ''Standard and Poor's'', ''S&P'', ''S&P 500'', ''Standard & Poor's 500'' and ''500'' are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by BACAP. The Portfolios are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard and Poor's makes no representation regarding the advisability of investing in the Portfolios.

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Nations Separate Account Trust

Nations Separate Account Trust Portfolios are available only to owners of variable annuity contracts or variable life insurance policies issued by leading life insurance companies.

Please refer to the prospectus that describes your annuity contract or life insurance policy for information about how to buy, sell and transfer your investment among shares of the Portfolios.


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Where to find more information

You'll find more information about Nations Separate Account Trust Portfolios in the following documents:

Annual and semi-annual reports

The annual and semi-annual reports contain information about Portfolio investments and performance, the financial statements and the independent registered public accounting firm's reports. The annual report also includes a discussion about the market conditions and investment strategies that had a significant effect on each Portfolio's performance during the period covered.

[GRAPHIC APPEARS HERE]

Statement of Additional Information

The SAI contains additional information about the Portfolios and their policies. The SAI is legally part of this prospectus (it's incorporated by reference). A copy has been filed with the SEC.

You can obtain a free copy of these documents, request other information about the Portfolios and make shareholder inquiries by contacting Nations Separate Account Trust:

By telephone: 1.800.321.7854

By mail:
Nations Separate Account Trust
c/o BACAP Distributors, LLC
One Bank of America Plaza
33rd Floor
Charlotte, NC 28255

On the Internet: www.nationsfunds.com

Information about the Portfolios can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The reports and other information about the Portfolios are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

SEC file number:
Nations Separate Account Trust, 811-04305                    Nations Funds(TM)